UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VERICHIP CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Scott R. Silverman
Chairman of the Board, Chief Executive Officer and Acting President
April 30, 2007
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of VeriChip Corporation, or the Company, which will be held on Thursday, June 14, 2007, at 9:00 a.m., Eastern Daylight Savings Time, at the Renaissance Boca Raton, 2000 N.W. 19th Street, Boca Raton, Florida 33431.

The enclosed notice of meeting identifies each business proposal for your action. These proposals and the vote the Board of Directors recommends are:

Proposal		Recommended Vote

1.	Election of five directors to hold office until the 2008 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;	FOR

2.	Ratification of the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007;	FOR

3.	Approval and adoption of the VeriChip Corporation 2007 Stock Incentive Plan; and	FOR

4.	To transact such other business as may properly come before the meeting or at any adjournment thereof.	FOR

A Notice of Annual Meeting, a form of proxy, and a Proxy Statement containing information about the matters to be acted on at the Annual Meeting are enclosed.

If you plan to attend the meeting, please mark the appropriate box on your proxy card to help the Company plan for the meeting. You will need an admission card to attend the meeting. If your shares are registered in your name, you are a stockholder of record. Your admission card is attached to your proxy card, and you will need to bring it with you to the meeting. If your shares are in the name of your broker or bank, your shares are held in street name. Ask your broker or bank for an admission card in the form of a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your brokerage statement with you to the meeting so that the Company can verify your ownership of the Company’s stock on the record date and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

Your vote is important regardless of the number of shares you own. The Company encourages you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written proxy card. Many stockholders also can vote by proxy via a touch-tone telephone from the U.S. and Canada, using the toll-free number on your proxy card or via the Internet using the instructions on your proxy card. In addition, stockholders may vote in person at the meeting as described above.

Sincerely,

SCOTT R. SILVERMAN
Chairman of the Board, Chief Executive Officer and Acting President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 14, 2007

TO THE STOCKHOLDERS OF
VERICHIP CORPORATION:

The 2007 Annual Meeting of Stockholders of VeriChip Corporation, a Delaware corporation, or the Company, whose headquarters are located in Delray Beach, Florida, will be held at the Renaissance Boca Raton, 2000 N.W. 19th Street, Boca Raton, Florida 33431, on Thursday, June 14, 2007, at 9:00 a.m., Eastern Daylight Savings Time, for the following purposes:
1.	To elect five directors to hold office until the 2008 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2.	To ratify the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2007;

3.	To approve and adopt the VeriChip Corporation 2007 Stock Incentive Plan; and

4.	To transact such other business as may properly come before the meeting and at any adjournment thereof.

The Board of Directors has fixed the close of business on April 20, 2007 as the record date for the determination of stockholders entitled to receive notice of the meeting and vote, or exercise voting rights through a voting trust, as the case may be, at the meeting and any adjournments or postponements of the meeting. The Company will make available a list of holders of record of the Company’s common stock as of the close of business on April 20, 2007 for inspection during normal business hours at the offices of the Company, 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445 for ten business days prior to the meeting. This list will also be available at the meeting.

By Order of the Board of Directors

SCOTT R. SILVERMAN
Chairman of the Board, Chief Executive Officer And Acting President

Delray Beach, Florida
April 30, 2007

EACH STOCKHOLDER IS URGED TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD, USING THE TELEPHONE VOTING SYSTEM, OR ACCESSING THE WORLD WIDE WEB SITE INDICATED ON YOUR PROXY CARD TO VOTE VIA THE INTERNET. IF A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

VeriChip Corporation
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 14, 2007

The Board of Directors of VeriChip Corporation, a Delaware corporation, or the Company, whose principal executive office is located at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, furnishes you with this Proxy Statement to solicit proxies on its behalf to be voted at our 2007 Annual Meeting of Stockholders, or the Annual Meeting. The Annual Meeting will be held at the Renaissance Boca Raton, 2000 N.W. 19th Street, Boca Raton, Florida 33431, on Thursday, June 14, 2007, at 9:00 a.m., Eastern Daylight Savings Time, subject to adjournment or postponement thereof . The proxies also may be voted at any adjournments or postponements of the Annual Meeting. This proxy statement and the accompanying form of proxy are first being mailed our stockholders on or about April 30, 2007.

Voting and Revocability of Proxies

All properly executed written proxies and all properly completed proxies voted by telephone or via the Internet and delivered pursuant to this solicitation (and not revoked later) will be voted at the Annual Meeting in accordance with the instructions of the stockholder. Below is a list of the different votes stockholders may cast at the Annual Meeting pursuant to this solicitation.

In voting on the election of five directors to serve until the 2008 Annual Meeting of Stockholders, stockholders may vote in one of the three following ways:

1.	in favor of the nominees,
2.	withhold votes as to all the nominees, or
3.	withhold votes as to a specific nominee.

In voting on (i) the ratification of the appointment of Eisner LLP as our independent registered public accounting firm for the year ending December 31, 2007 and (ii) the approval and adoption of the VeriChip Corporation 2007 Stock Incentive Plan, stockholders may vote in one of the following ways:

1.	in favor of the proposal,
2.	against the proposal, or
3.	abstain from voting on the proposal.

Stockholders should specify their choice for each matter on the enclosed form of proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of the directors as set forth herein, FOR the ratification of the appointment of Eisner LLP as our independent registered public accounting firm for the year ending December 31, 2007, and FOR the approval and adoption of the VeriChip Corporation 2007 Stock Incentive Plan.

In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters. A stockholder submitting a proxy has the power to revoke it at any time prior to its exercise by submitting a later dated and properly executed proxy (including by means of a telephone or Internet vote), by voting in person at the Annual Meeting or by submitting a written notice, bearing a later date than the proxy, to our proxy tabulator: Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717.

A quorum must be present at the Annual Meeting. According to our bylaws, the presence in person or by proxy of the holders of shares representing a majority of the voting power of all the outstanding shares of capital stock entitled to vote at the Annual Meeting will constitute a quorum. If you have returned valid proxy instructions or attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the Annual Meeting. Abstentions and "broker non-votes" (shares held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter) are counted for determining whether there is a quorum.

If a quorum is present at the Annual Meeting, the five nominees for director receiving the greatest number of votes (a plurality) will be elected. Abstentions and broker non-votes will not be considered in determining whether director nominees have received the requisite number of affirmative votes. For each of the remaining proposals, approval will require the affirmative votes of the holders of a majority of the votes cast at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. For each of these proposals, abstentions will have the effect of a vote "Against" such proposal, and broker non-votes, although counted for purposes of determining the presence of a quorum, will have the effect of a vote neither for nor against such proposal.

The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by stockholders interested in voting via the telephone or the internet are set forth on the proxy card.

Record Date and Share Ownership

Under our bylaws, the record date can be no more than 60 and no less than 10 days before the Annual Meeting. Owners of record of our shares of common stock at the close of business on April 20, 2007, will be entitled to vote at the Annual Meeting or adjournments or postponements thereof. Each owner of record of our common stock on such date is entitled to one vote for each share of common stock so held.

As of the close of business on April 20, 2007, there were 9,255,556 shares of common stock outstanding entitled to vote at the Annual Meeting. A majority of the 9,255,556 shares must be present, in person or by proxy, to conduct business at the Annual Meeting.

For information regarding security ownership by management and by the beneficial owners of more than 5% of our common stock, see “Security Ownership of Certain Beneficial Owners and Management” on page 8.

Expenses of Solicitation

We will bear the expense of solicitation of proxies. We have not retained a proxy solicitor to solicit proxies; however, we may choose to do so prior to the Annual Meeting. Proxies may also be solicited by certain of our directors, officers and other employees, without additional compensation, personally or by written communication, telephone or other electronic means. We are required to request brokers and nominees who hold stock in their name to furnish our proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

(Proposal 1)

ELECTION OF DIRECTORS
Proposal

Our Board of Directors currently consists of five directors, serving until the next annual meeting of stockholders and until their successors are elected and qualified. Our current Board members and classifications are as follows:

Name	Positions with the Company
Scott R. Silverman	Chairman of the Board, Chief Executive Officer and Acting President
Jeffrey S. Cobb	Director
Paul C. Green	Director
Daniel E. Penni	Director
Constance K. Weaver	Director

The terms of the five directors will expire at the 2007 Annual Meeting of Stockholders.

The Board of Directors has recommended that Scott R. Silverman, Jeffrey S. Cobb, Paul C. Green, Daniel E. Penni, and Constance K. Weaver, the current directors, be nominated for re-election.

The following current directors have been nominated by the Board of Directors for election to the Board of Directors to serve until the 2008 Annual Meeting of Stockholders and until their successors are elected and qualified.

Scott R. Silverman, 43, has served as our acting president since March 2007, as chief executive officer since December 5, 2006, as chairman of our Board of Directors since March 2003 and as a member of our Board of Directors since February 2002. He also served as our chief executive officer from April 2003 to June 2004. He has served as the chairman of the Board of Directors of Applied Digital Solutions, Inc., or Applied Digital, which owns a majority position in our common stock, since March 2003, and served as chief executive officer of Applied Digital from March 2003 to December 5, 2006, and as acting president of Applied Digital from April 2005 to December 5, 2006. From March 2002 to March 2003, he served as Applied Digital’s president and as a member of its Board of Directors. From August 2001 to March 2002, he served as a special advisor to Applied Digital’s Board of Directors. From September 1999 to March 2002, Mr. Silverman operated his own private investment banking firm. From October 1996 to September 1999, he served in various capacities with Applied Digital, including positions related to business development, corporate development and legal affairs. Mr. Silverman has served as the chairman of the board of Applied Digital’s wholly-owned subsidiary, InfoTech USA. Inc., since January 2006. He has also served as a director of Applied Digital’s majority-owned subsidiary, Digital Angel, since July 2003, and as chairman of the Digital Angel board since February 2004. Mr. Silverman is an attorney licensed to practice in New Jersey and Pennsylvania.

Jeffrey S. Cobb, 45, has served as a member of our Board of Directors since March 2007. Mr. Cobb is the Chief Operating Officer of IT - Resource Solutions, Inc. Prior to April 2004, Mr. Cobb was the Executive Vice President and Chief Operating Officer of SCB Computer Technology Inc. From 1998 to 2002, Mr. Cobb served as Executive Vice President and Chief Operating Officer of Professional Services of SCB Computer Technology Inc. Prior to that, Mr. Cobb worked at SCB Computer Technology Inc. as Executive Vice President of Operations from 1995 to 1998, as Senior Vice President of Operations and Administration from 1992 to 1995, and from 1989 to 1992 held other management positions at SCB Computer Technology Inc. Prior to 1989, Mr. Cobb held various sales and marketing positions at CYBEX and Eastern States Bankcard Association. Mr. Cobb also serves as a member of the compensation, audit, and nominating committees of InfoTech USA, Inc., a majority-owned subsidiary of Applied Digital. Mr. Cobb earned his Bachelor of Science in Marketing and Management from Jacksonville University.

Paul C. Green, 57, has served as a member of our Board of Directors since December 2005. Since September 2002, Mr. Green has served as the president of Paul C. Green Consulting, a financial services consulting firm. From 1990 to September 2002, he was chairman of the Board of Directors, chief executive officer and president of

Massachusetts Finncorp., Inc. and president of Massachusetts Cooperative Bank. Since September 2002, Mr. Green has served as trustee of the 32 Brazao Lane Realty Trust.

Daniel E. Penni, 59, has served as a member of our Board of Directors since June 2004. Presently, he is a principal with the Endowment for the 21st Century. From September 1988 until December 2005, Mr. Penni was employed by Arthur J. Gallagher & Co., an insurance brokerage and risk management services firm, where he served in several positions, including most recently as an area executive vice president. He has worked in various sales and administrative roles in the insurance business since 1969. Mr. Penni has been a member of the Board of Directors of Applied Digital since 1994 and serves as the chairman of the compensation committee, as well as a member of the audit, nominating, and compliance and governance committees, of Applied Digital’s Board of Directors. He also served as treasurer and chairman of the finance committee of the board of trustees of the Massachusetts College of Pharmacy and Health Sciences in Boston through June 2006.

Constance K. Weaver, 54, has served as a member of our Board of Directors since February 2005. Since July 2005, Ms. Weaver has served as the executive vice president and chief marketing officer for BearingPoint, Inc., a management and technology consulting firm. From October 2002 to February 2005, Ms. Weaver served as executive vice president of Public Relations, Marketing Communications and Brand Management for AT&T Corporation, or AT&T. From 1996 to October 2002, Ms. Weaver served as vice president of Investor Relations and Financial Communications for AT&T. From 1995 through 1996, she served as senior director of Investor Relations and Financial Communications for Microsoft Corporation. From 1993 to 1995, she served as vice president of Investor Relations, and from 1991 to 1993 she was director of Investor Relations, for MCI Communications, Inc. Ms. Weaver has been a member of the Board of Directors of Applied Digital since July 1998 and serves as chairman of the compliance and governance committee, and as a member of the compensation, nominating and technology committees, of Applied Digital’s Board of Directors.

Vote Required

To approve this proposal, the affirmative vote of a plurality of the votes cast by the stockholders represented in person or represented by proxy at the Annual Meeting and entitled to vote is required for the approval of the election of a director. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the election and ratification of the appointment of directors.

Recommendation of the Board of Directors

Our Board of Directors recommends a vote FOR Scott R. Silverman, Jeffrey S. Cobb, Paul C. Green, Daniel E. Penni, and Constance K. Weaver to hold office until the 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

CORPORATE GOVERNANCE, BOARD OF DIRECTORS AND COMMITTEES

Director Independence

Subject to certain exceptions, under the listing standards of the Nasdaq Global Market, within one year of the effectiveness of a registration statement filed with the Securities and Exchange Commission in connection with a public offering of securities, a listed company’s Board of Directors must consist of a majority of independent directors. As a “controlled” company, due to Applied Digital’s ownership of approximately 60% of our common stock, under such listing standards, we are not required to comply with this requirement, as our registration statement in connection with our public offering became effective on February 9, 2007. However, we have determined to do so. Our Board of Directors has determined that each of our current directors besides Scott R. Silverman, or four of five directors, is independent under such standards.

For transactions, relationships or arrangements that were considered by the Board of Directors in determining whether each director was independent, please see “Certain Relationships and Related Party Transactions” on page 39.

Committees and Meetings of the Board

The Board of Directors held six meetings during 2006 and acted by unanimous written consent in lieu of a meeting one time, as permitted by applicable state law. During 2006, all directors attended 75% or more of the meetings of the Board of Directors and committees to which they were assigned. We did not have an Annual Meeting of Stockholders in 2006. We strongly encourage each member of our Board of Directors to attend our Annual Meeting of Stockholders.

Our Board of Directors has the authority to appoint board committees to perform certain management and administrative functions. Our Board of Directors currently has an audit committee, a compensation committee, and a nominating and governance committee. The members of each committee are appointed annually by the Board of Directors.

Audit Committee

Our audit committee currently consists of Paul C. Green, Daniel E. Penni and Constance K. Weaver. Mr. Green chairs the audit committee. Our Board of Directors has determined that each of the members of our audit committee is “independent,” as defined under, and required by, the federal securities laws and the rules of the Securities and Exchange Commission, including Rule 10A-3(b)(i) under the Securities and Exchange Act of 1934, as well as the listing standards of the Nasdaq Global Market. Our Board of Directors has determined that Mr. Green qualifies as an “audit committee financial expert” under applicable federal securities laws and regulations, and has the “financial sophistication” required under the listing standards of the Nasdaq Global Market. During 2006, our audit committee held one meeting. A copy of the current audit committee charter is available on our website at www.verichipcorp.com.

The audit committee assists our Board of Directors in its oversight of:

•	our accounting, financial reporting processes, audits and the integrity of our financial statements;

•	our independent auditor’s qualifications, independence and performance;

•	our compliance with legal and regulatory requirements;

•	our internal accounting and financial controls; and

•
our audited financial statements and reports, and the discussion of the statements and reports with management, including any significant adjustments, management judgments and estimates, new accounting polices and disagreements with management.

The audit committee has the sole and direct responsibility for appointing, evaluating and retaining our independent auditors and for overseeing their work. All audit and non-audit services to be provided to us by our independent auditors must be approved in advance by our audit committee, other than de minimis non-audit services that may instead be approved in accordance with applicable Securities and Exchange Commission rules.

Compensation Committee

Our compensation committee currently consists of Daniel E. Penni and Jeffrey S. Cobb. Mr. Penni chairs the compensation committee. Our Board of Directors has determined that each of the members of our compensation committee is “independent,” as defined under, and required by, the rules of the Nasdaq Global Market. So long as we remain a “controlled company,” as defined by the Nasdaq rules, we are not required to comply with the Nasdaq rules requiring that all members of the compensation committee be “independent” and in the future we may determine to appoint a director who is not independent within the meaning of, and to the extent permitted in, such rules. Prior to his appointment as our chief executive officer, Mr. Silverman served as the chairman of the compensation committee. During 2006, our compensation committee held two meetings and acted by unanimous written consent in lieu of a meeting three times. A copy of the current Compensation Committee charter is available on our website at www.verichipcorp.com.

Our compensation committee assists our Board of Directors in the discharge of its responsibilities relating to compensation of our executive officers. Specific responsibilities of our compensation committee include:

•	reviewing and recommending to our board approval of the compensation, benefits, corporate goals and objectives of our chief executive officer and our other executive officers;

•	evaluating the performance of our executive officers; and

•	administering our employee benefit plans and making recommendations to our Board of Directors regarding these matters.

The compensation committee has the authority to delegate any of its responsibilities to one or more subcommittees as the committee may from time to time deem appropriate and may ask members of management, employees, outside counsel, or others whose advice and counsel are relevant to the issues then being considered by the compensation committee to attend any meetings and to provide such pertinent information as the compensation committee may request. Our chief executive officer has historically played a significant role in the determination of compensation and attended two meetings of the compensation committee during 2006. We expect that the compensation committee will continue to solicit input from our chief executive officer with respect to compensation decisions affecting other members of our senior management.

Nominating and Governance Committee

Our nominating and governance committee currently consists of Constance K. Weaver and Paul C. Green. Ms. Weaver chairs the nominating and governance committee. Our Board of Directors has determined that each of the members of our nominating and governance committee is “independent,” as defined under, and required by, the rules of the Nasdaq Global Market. So long as we remain a “controlled company,” as defined by the Nasdaq rules, we are not required to comply with the Nasdaq rules requiring that all members of the nominating and governance committee be “independent” and in the future we may determine to appoint a director who is not independent within the meaning of, and to the extent permitted in, such rules. Prior to his appointment as our chief executive officer, Mr. Silverman served as a member of the nominating and governance committee. During 2006, the nominating and governance committee did not hold any meetings. A copy of the current nominating and governance committee charter is available on our website at www.verichipcorp.com.

The primary responsibilities of our nominating and corporate governance committee include:

•	identifying, evaluating and recommending nominees to our Board of Directors and its committees;

•	evaluating the performance of our Board of Directors and of individual directors;

•	ensuring that we and our employees maintain the highest standards of compliance with both external and internal rules, regulations and good practices; and

•
reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to our Board of Directors concerning corporate governance matters.

Stockholder Nominations for Directors

The nominating and corporate governance committee considers possible candidates for directors from many sources, including from stockholders. If a stockholder wishes to recommend a nominee for director, written notice should be sent to the Corporate Secretary in accordance with the instructions set forth later in this proxy statement under “Stockholder Proposals for 2008 Annual Meeting.” Each written notice must set forth as to each person whom the stockholder proposes to nominate: (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of our capital stock that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act of 1934 and the rules and regulations promulgated thereunder.

As to the stockholder giving the notice: (A) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Qualifications of Candidates and Process for Identifying Candidates for Election to the Board of Directors

The nominating and corporate governance committee evaluates the suitability of potential candidates nominated by stockholders in the same manner as other candidates recommended to the nominating and corporate governance committee, based on certain criteria for selecting new directors. Such criteria includes the possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board of Director’s ability to manage and direct our affairs, including, when applicable, to enhance the ability of the committees of the Board of Directors to fulfill their duties and to satisfy and independence requirements imposed by applicable law, regulation, or stock exchange listing requirement. After the nominating and corporate governance committee evaluates the suitability of potential candidates, it recommends the director nominees for election to the Board of Directors.

Compensation Committee Interlocks and Insider Participation

Our compensation committee currently consists of Daniel E. Penni and Jeffrey S. Cobb. During 2006, Tommy Thompson and Scott R. Silverman served on our compensation committee. Mr. Thompson resigned from our Board of Directors on March 8, 2007 to devote his full time and efforts to running for President of the United States, and Mr. Silverman resigned as chairman of our compensation committee prior to his appointment as our chief executive officer in December of 2006. No member of the compensation committee simultaneously served both as a member of the compensation committee and as an officer or employee of ours during 2006. None of our executive officers serves as a member of the Board of Directors or the compensation committee, or any committee performing an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or compensation committee. Prior to the formation of the compensation committee in December 2005, our Board of Directors as a whole made decisions relating to the compensation of our executive officers.

Code of Business Conduct and Ethics

Our Board of Directors has approved and we have adopted a Code of Conduct and Corporate Ethics General Policy Statement, or the Code of Conduct, which applies to all of our directors, officers and employees. Our Board of Directors has also approved and we have adopted a Code of Ethics for Senior Financial Officers, or the Code for SFO, which applies to our chief executive officer, chief financial officer, and controller. The Code of Conduct and Code for SFO are available upon written request to VeriChip Corporation, Attention: Secretary, 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445. The audit committee of our Board of Directors is responsible for overseeing the Code of Conduct and the Code for SFO. Our audit committee must approve any waivers of the Code of Conduct for directors and executive officers and any waivers of the Code for SFO.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our officers and directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish us with copies of all such reports. We were not subject to Section 16 reporting requirements in 2006.

Stockholder Communications

Our Board of Directors believes that it is important for us to have a process whereby our stockholders may send communications to the Board of Directors. Accordingly, stockholders who wish to communicate with the Board of Directors or a particular director may do so by sending a communication in writing, whether by letter, facsimile, or email addressed to the Chairman of the Board of Directors. Our address is 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445 and our facsimile number is 561-805-8001. For administrative efficiency, all such communications should be addressed to the Chairman of the Board of Directors, rather than any other members of the Board of Directors, and should contain the stockholder’s contact information, including the stockholder's address and telephone number.

EXECUTIVE OFFICERS

Our executive officers, and their ages and positions, as of April 18, 2007, are set forth below:

Name	Age	Position
Scott R. Silverman	43	Chairman of the Board of Directors, Chief Executive Officer and Acting President

William J. Caragol	40	Chief Financial Officer, Vice President, Treasurer and Secretary

Daniel A. Gunther	46	President of our subsidiaries, VeriChip Corporation, a Canadian company, and VeriChip Holdings Inc., a Canadian company

The following is a summary of the background and business experience of our executive officers other than Scott R. Silverman (whose background and business experience is described under Proposal 1 on page 1 of this Proxy Statement in connection with his status as a director):

William J. Caragol has served as our chief financial officer and vice president since August 2006, our treasurer since December 2006 and our secretary since March 2007. From July 2005 to August 2006, he served as the chief financial officer of Government Telecommunications, Inc., a subsidiary of Applied Digital. From December 2003 to June 2005, Mr. Caragol was the vice president of business development and chief financial officer of Millivision Technologies, a technology company. From August 2001 to December 2003, Mr. Caragol was a consulting partner with East Wind Partners LLP, a technology and telecommunications consulting company, in Washington, D.C. He is a member of the American Institute of Certified Public Accountants and graduated from the Washington & Lee University with a bachelor of science in Administration and Accounting.

Daniel A. Gunther has served as the president of our subsidiaries, VeriChip Corporation, a Canadian company, and VeriChip Holdings Inc., a Canadian company, since March 2007. Previously, he served as our president from June 2005 until March 2007. From 1987 to June 2005, Mr. Gunther held a series of senior management positions at Instantel in operations, product management, manufacturing, quality, sales and finance. In 1987, he was appointed Instantel’s chief financial officer and vice president of operations. In 2001, he was appointed Instantel’s chief operating officer. In 2003, he was appointed Instantel’s president and chief executive officer. Mr. Gunther served as a member of Instantel’s Board of Directors from April 2003 to June 2005. He is a certified management accountant and holds a master’s degree in business administration.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of shares of our common stock as of April 18, 2007 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 18, 2007 are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown opposite such person’s name. The percentage of beneficial ownership is based on 9,255,556 shares of our common stock outstanding as of April 18, 2007. Unless otherwise noted below, the address of the persons and entities listed in the table is c/o VeriChip Corporation, 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(#)	Percent of Outstanding Shares(%)
Five percent stockholders:
Applied Digital Solutions, Inc. 1690 South Congress Avenue Suite 200, Delray Beach, Florida 33445	5,555,556(1)	60.0
IBM Credit Corporation(2) North Castle Drive Armonk, NY 10504	410,889	4.4

Named Executive Officers and Directors:
Scott R. Silverman(3)	6,371,667	68.8
Daniel A. Gunther(4)	105,555	1.1
William J. Caragol(5)	53,000	*
Kevin H. McLaughlin(6)(7)	222,222	2.4
Malik Talib(6)(8)	26,960	*
Nurez Khimji(6)(9)	13,481	*
Paul C. Green	-	*
Daniel E. Penni(6)	66,666	*
Constance K. Weaver(6)	77,777	*
Jeffrey S. Cobb	-
Executive Officers and Directors as a group (7 persons) (10)	6,674,665	72.1

* Less than 1%

(1)
3,611,111 shares have been pledged by Applied Digital to secure, in part, a loan from Laurus Master Fund Ltd. to Applied Digital in the principal amount of $13.5 million. The loan matures in August 2009.

(2)	Represents shares of our common stock issuable upon the exercise of a warrant that is currently exercisable.
(3)
Includes 500,000 restricted shares of our common stock, 311,111 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of April 18, 2007, 5,000 shares of our common stock and the 5,555,556 shares of our common stock owned by Applied Digital for which Mr. Silverman may be deemed the beneficial owner under applicable Securities and Exchange Commission rules due to his position as chairman of the board of directors of Applied Digital. Mr. Silverman disclaims beneficial ownership of the shares owned by Applied Digital. Mr. Silverman was appointed as our chief executive officer effective December 5, 2006.

(4)	Includes 55,555 shares of our common stock issuable upon the exercise of stock options that are currently exercisable and 50,000 restricted shares of our common stock.
(5)	Represents 50,000 restricted shares of our common stock and 3,000 shares of our common stock.
(6)	Represents shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of April 18, 2007.
(7)	Mr. McLaughlin resigned as our chief executive officer and as a member of our Board of Directors effective December 2, 2006.
(8)	On April 28, 2006, Mr. Talib was named a senior vice president of us, our parent company, Applied Digital, and Applied Digital’s majority-owned subsidiary, Digital Angel.
(9)	Mr. Khimji’s employment was terminated on August 2, 2006.
(10)
Includes shares of our common stock beneficially owned by current executive officers and directors and shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of April 18, 2007, in each case as set forth in the footnotes to this table.

The following table sets forth information regarding beneficial ownership of Applied Digital by (i) each of our directors and nominees, (ii) our named executive officers, and (iii) all the directors and executive officers as a group. The calculation of the percentage of outstanding shares is based on 67,551,963 shares of Applied Digital’s common stock outstanding on April 18, 2007, adjusted, where appropriate, for shares of stock beneficially owned but not yet issued. Except as otherwise indicated, each shareholder named has sole voting and investment power with respect to such shareholder’s shares. Unless otherwise noted below, the address of the persons and entities listed in the table is c/o Applied Digital Solutions, Inc., 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(#)(1)	Percent of Outstanding Shares(%)
Named Executive Officers and Directors:
Scott R. Silverman	2,725,867	3.9
Daniel A. Gunther	-	*
William J. Caragol	25	*
Kevin H. McLaughlin(2)	149,999	*
Malik Talib(3)	39,610	*
Nurez Khimji(4)	12,959	*
Paul C. Green	50,000	*
Daniel E. Penni	406,563	*
Constance K. Weaver	369,291	*
Jeffrey S. Cobb	-	*
Executive Officers and Directors as a group (7 persons) (5)	3,551,746	5.3

* Less than 1%

(1)
This table includes presently exercisable stock options and options that are exercisable within sixty days of April 18, 2007, in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934. The following directors and executive officers hold the number of exercisable options set forth following their respective names: Scott R. Silverman - 2,175,000; Daniel A. Gunther - 0; William J. Caragol - 0; Kevin H. McLaughlin - 149,999; Malik Talib - 39,610; Nurez Khimji - 12,959; Paul C. Green - 0; Daniel E. Penni - 355,300; Constance K. Weaver - 320,300; Jeffrey S. Cobb - 0; and all current directors and officers as a group - 2,850,600.

(2)	Mr. McLaughlin resigned as our chief executive officer and as a member of our Board of Directors effective December 2, 2006.
(3)
On April 28, 2006, Mr. Talib was named a senior vice president of us, our parent company, Applied Digital, and Applied Digital’s majority-owned subsidiary, Digital Angel. On November 7, 2006, we gave notice to Mr. Talib of our termination of his employment, with the effective date of such notice being November 15, 2006.

(4)	Mr. Khimji’s employment was terminated on August 2, 2006.
(5)
Includes shares of Applied Digital's common stock beneficially owned by our current executive officers and directors and shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of April 18, 2007.

COMPENSATION COMMITTEE REPORT

The compensation committee of our Board of Directors has submitted the following report for inclusion in this proxy statement.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on the compensation committee's review and discussions with management with respect to the Compensation Discussion and Analysis, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the Securities and Exchange Commission.

The Compensation Committee

Daniel E. Penni (Chair)

Jeffrey S. Cobb

April 18, 2007

The compensation committee report above shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that we specifically incorporate it by reference into such filing.

COMPENSATION DISCUSSION AND ANALYSIS

General

Our compensation arrangements with those persons who served as our executive officers for all or part of 2006 reflect the individual circumstances surrounding the applicable executive officer’s hiring or appointment. For example, several individuals who became our executive officers at the time of the acquisition of our Canadian-based businesses in the first half of 2005 - specifically, Messrs. Daniel A. Gunther, Malik Talib and Nurez Khimji - were parties to employment agreements with either EXI Wireless or Instantel at the time these companies were acquired. Although we subsequently entered into new or amended employment agreements with each of Messrs. Gunther, Talib and Khimji, the material terms of such agreements, such as base salary levels, were influenced by those prior agreements. Similarly, the compensation arrangements in place for Scott R. Silverman, who was serving as the chief executive officer of Applied Digital, which owns a majority position in our common stock, before agreeing to become our chief executive officer in early December 2006, closely parallel the terms of his former employment agreement with Applied Digital.

Until June 2004, our board of directors was comprised, essentially at all times, primarily, if not exclusively, of representatives of Applied Digital’s or our management. As a wholly-owned subsidiary of Applied Digital, we were not subject to the corporate governance requirements applicable to SEC-reporting companies or the corporate governance listing standards of any stock exchange. Our board did not establish separate board committees, including a compensation committee, until December 2005, when we began to take steps to complete an initial public offering of our securities. Until Mr. Silverman’s appointment as our chief executive officer in December 2006, Mr. Silverman served as chairman of our compensation committee.

The foregoing information is intended to provide context for the discussion that follows regarding our existing compensation arrangements with those persons who served as our executive officers for all or part of 2006.

Principal Components of Compensation of Our Executive Officers

The principal components of the compensation we have historically paid to our executive officers have consisted of:

•	base salary;

•	signing or retention bonuses, paid in cash;

•	cash incentive compensation under the terms of individual senior management incentive compensation plans established for our executive officers; and

•	equity compensation, generally in the form of grants of stock options or restricted shares.

Our chief executive officer has historically played a significant role in the determination of the amounts of base salary, signing or retention bonuses and other forms of cash and equity-based compensation to be paid other members of senior management. We expect that the compensation committee of our board of directors will continue to solicit input from our chief executive officer with respect to compensation decisions affecting other members of our senior management.

Allocation of Compensation Among Principal Components

The compensation committee of our board of directors has established policies with respect to the mix of base salary, bonus, cash incentive compensation and equity awards to be paid or awarded to our executive officers. In general, the compensation committee believes that a greater percentage of the compensation of the most senior members of our management should be performance-based. The compensation committee endeavors to implement policies designed to attract, retain and motivate individuals with the skills and experience necessary for us to achieve our business objectives. These policies also serve to link pay with measurable performance, which, in turn, helps to align the interests of our executive officers with our stockholders.

Base Salary

Our Chief Executive Officer

We appointed Scott R. Silverman as our chief executive officer in early December 2006. In April 2006, our board of directors, together with a member of the board of directors of Applied Digital, initiated a search for a new chief executive officer, mindful that Kevin H. McLaughlin, who was then serving as our chief executive officer, was approaching retirement age. In connection with this search, an executive search firm was initially consulted, but was not formally retained. While the search firm advised as to the backgrounds of several potential candidates, our board recognized that key qualities our new chief executive officer would need to possess included a clear, in-depth understanding of the benefits of our VeriMed patient identification system, and the skills, energy level and zeal to lead our efforts to create a market for the VeriMed system - a significant component of our growth strategy. After considering the backgrounds and qualifications of the candidates presented by the search firm, our board realized that Mr. Silverman was the ideal candidate for the position given his support, as Applied Digital’s chief executive officer, of our efforts to create a market for the VeriMed system.

When our board broached the subject with Mr. Silverman of his becoming our chief executive officer, he indicated a willingness to accept the challenge and perceived reduction in status, provided it did not entail a financial sacrifice relative to his compensation arrangements as the chief executive officer of Applied Digital. Based on information provided to our board by the search firm at the outset of the search for a chief executive officer, our board had developed a sense of the compensation package - in terms of base salary, guaranteed bonus, additional at-risk incentive compensation and equity interest - that would need to be provided to a candidate for the position. Mr. Silverman’s compensation arrangements with Applied Digital were in line with the parameters identified in our board’s discussions with the search firm. Accordingly, the two members of our compensation committee other than Mr. Silverman, one of whom is the chairman of the compensation committees of our board of directors and the board of directors of Applied Digital, negotiated an employment agreement with Mr. Silverman that closely tracks the material terms of his prior employment agreement with Applied Digital. The two members of our compensation committee did not engage in an examination of the compensation arrangements of chief executive officers of peer companies. However, they and the board did consider how the terms of Mr. Silverman’s employment agreement compared with those of Mr. McLaughlin, determining that the difference in compensation was justified by the greater than originally anticipated challenges associated with our efforts to create a market for our VeriMed system.

Mr. Silverman’s employment agreement with us provides for an initial base salary of $420,000 per year, with the base salary being subject to an annual increase of no less than 10% in each of the second and third years of the term of the agreement. Thereafter, any increases are to be at our reasonable discretion.

Mr. McLaughlin, who served as our chief executive officer for all but the last month of 2006, was receiving an annual base salary of $200,000 at the time of his resignation as our chief executive officer in December 2006. Mr. McLaughlin became our chief executive officer upon the closing of the acquisition of EXI Wireless in March 2005. In connection with Mr. McLaughlin’s appointment as our chief executive officer, our board of directors granted to him a one-time signing bonus of $50,000.

Our Chief Financial Officer

We hired William J. Caragol as our chief financial officer in August 2006. Mr. Caragol had served as the chief financial officer of Government Telecommunications, Inc., a subsidiary of Applied Digital, prior to his appointment as our chief financial officer. Our employment agreement with Mr. Caragol provides for an annual base salary of $150,000. This amount reflects, in part, Mr. Caragol’s prior salary history. On March 2, 2007, the compensation committee approved an increase in Mr. Caragol's base salary to $165,000.

Nurez Khimji served as our chief financial officer from April 2005 to early August 2006, at which time his employment with us was terminated. Mr. Khimji was a party to an executive agreement with EXI Wireless at the time of its acquisition. That agreement provided for an annual base salary of CDN $150,000. On March 1, 2006, Mr. Khimji’s base salary was increased to CDN $157,500.

Our Chief Executive Officer and President of VeriChip Canada and VHI (and Our Former President)

We appointed Daniel A. Gunther as our president, effective June 10, 2005, concurrent with the completion of our acquisition of Instantel. Mr. Gunther was serving as the president and chief executive officer of Instantel at the time of the acquisition. Under the terms of our employment agreement with Mr. Gunther, effective June 10, 2005, Mr. Gunther’s annual base salary was CDN $210,000.

Mr. Gunther served in the capacity of president until March 2, 2007, on which date we appointed Mr. Gunther as the chief executive officer and president of VeriChip Corporation, a Canadian company, or VeriChip Canada, and VeriChip Holdings Inc., or VHI. Concurrent with that appointment, Mr. Gunther resigned the title and responsibilities of president of the Company, and Mr. Silverman assumed the additional title and responsibilities of acting president. Furthermore, on March 2, 2007, we amended the terms of Mr. Gunther's prior employment agreement, increasing his annual base salary to CDN $250,000.

Our Former Executive Vice President of VHI

In April 2005, we appointed Malik Talib as an executive vice president of our wholly-owned subsidiary, VHI (formerly EXI Wireless). Mr. Talib was serving as the president of EXI Wireless at the time of its acquisition in March 2005. We and Mr. Talib entered into an addendum to the executive agreement between EXI Wireless and Mr. Talib, which was effective as of April 1, 2005 and provided for Mr. Talib’s appointment as an executive vice president of our subsidiary, VHI, at an annual base salary of CDN $210,000. In April 2006, Mr. Talib was appointed as our senior vice president and a senior vice president of Applied Digital and Applied Digital’s majority-owned subsidiary, Digital Angel, at which time he ceased to be considered one of our executive officers. In conjunction with his appointment as a senior vice president, it was determined that his base salary would be paid equally by the three companies. On November 7, 2006, we gave notice to Mr. Talib of our termination of his employment, with the effective date of such notice being November 15, 2006.

Bonus Compensation

We have not historically paid any automatic or guaranteed bonuses to our executive officers. However, we have from time to time paid signing or retention bonuses in connection with our initial hiring or appointment of an executive officer, or a change in a person’s position and responsibilities with us. For example, in 2005, Mr. McLaughlin received an aggregate of $150,500 in bonus compensation, $50,000 of which was in the form of a signing bonus upon his appointment as our chief executive officer, with the remaining amount representing a discretionary bonus. Messrs. Talib and Khimji received retention bonuses of $50,000 and $35,000, respectively, in 2005 in connection with their appointments to their executive officer positions with us. Similarly, at the recommendation of our chief executive officer, and in recognition of his outstanding performance, Mr. Caragol received a discretionary bonus of $25,000 in March 2007.

Compensation under Individual Senior Management Incentive Compensation Plans

We entered into senior management incentive compensation plans with each of our executive officers applicable to the 2006 fiscal year, other than Mr. Silverman, who was subject to Applied Digital’s 2006 incentive and recognition policy applicable to members of the executive management of Applied Digital. In December 2006, the board of directors of Applied Digital determined to fix the payment to be made to Mr. Silverman under the 2006 incentive and recognition policy at $900,000, which was paid in cash in December 2006.

Our senior management incentive compensation plans for fiscal year 2006 provide our senior management with the opportunity to receive incentive compensation in connection with the attainment of financial and other corporate performance objectives, as well as individual performance objectives, set forth in the plans. Our compensation committee sets those performance objectives, with the participation and input of our chief executive officer and other members of senior management. Although our executive officers were parties to individual plans for 2006, the plans reflect common corporate performance objectives intended to encourage senior management unity. In setting the performance objectives, our compensation committee includes performance objectives that are viewed as reasonably achievable and others that are viewed as more of a challenge to achieve. The intent is to provide a balance between the two to ensure that our executive officers maintain their level of motivation throughout the year.

Our senior management incentive compensation plans for fiscal year 2006 provide for the payment of incentive compensation, payable in cash, upon the attainment of some or all of the performance objectives in the plans. The plans provide that partial payments of incentive compensation will be considered in extraordinary circumstances. However, in the past, our compensation committee has exercised a degree of discretion in awarding some or all of the targeted incentive compensation even when one or more of the underlying performance objectives have not been met, particularly if this was the result of external factors over which the individual officer had no control.

The 2006 plans provide for target amounts of incentive compensation that have either quarterly and annual components or only an annual component. This reflects the one-year orientation of the plans. The corporate performance objectives for fiscal year 2006 contained in one or more of the plans include achieving internally developed budgeted amounts for total revenue, revenue and EBITDA amounts from our Canadian-based businesses, and revenue from our human-implantable microchip. In general, each of the performance objectives set forth in the plans contains a specific weighting, expressed as a percentage of the maximum amount of incentive compensation to be received upon attainment of the objective or, in some cases, a dollar amount. The corporate performance objectives tend to be more heavily weighted than the individual performance objectives. This reflects the compensation committee’s view that the largest portion of potential incentive compensation should be based on our executive officers’ success as a team.

During March 2007, our compensation committee entered into a senior management incentive compensation plan for fiscal year 2007 with Mr. Gunther. Although Mr. Gunther's target incentive compensation for fiscal year 2007 reflects a significant increase from fiscal year 2006, this increase is tied to more challenging performance objectives with respect to Mr. Gunther's role in effecting higher quarterly and annual budgeted revenues and a higher minimum EBITDA for VeriChip Canada and VHI.

On April 2, 2007, our compensation committee approved an executive management incentive compensation plan for fiscal year 2007 for Messrs. Silverman and Caragol as well as another one of our vice presidents. The plan is designed to recognize and reward the contributions of management that result in the achievement of specific performance goals and objectives. Under the plan, Messrs. Silverman and Caragol each earn points for meeting or exceeding enumerated goals, such as revenue, total cash, common stock price, strategic partnerships and distribution agreements and analyst coverage for common stock. Under the plan, Messrs. Silverman and Caragol may earn up to $1,550,000 and $875,000, respectively.

Our compensation committee has not considered whether it would adjust or attempt to recover incentive compensation paid to any or all of our executive officers if the relevant performance objectives upon which such compensation were based were to be restated or otherwise adjusted in a manner that would have the effect of reducing the amounts payable or paid. However, in accordance with Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial statements due to our material noncompliance with any financial reporting requirement under the federal securities laws, as a result of misconduct, our chief executive officer and chief financial officer are legally required to reimburse us for any bonus or other incentive-based or equity-based compensation he or they receive from us during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission of the financial document embodying such financial reporting requirement, as well as any profits they realize from the sale of our securities during this 12-month period.

Equity Compensation

Our board of directors’ historical practice has been to grant equity-based awards to attract, retain, motivate and reward our employees, particularly our executive officers, and to encourage their ownership of an equity interest in us. Through April 18, 2007, such grants have consisted, with several exceptions, of stock options - specifically non-qualified stock options, that is, options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. One of the exceptions was our board’s awarding of 500,000 restricted shares of our common stock to Mr. Silverman in connection with his appointment as our chief executive officer in December 2006. Our board of directors considered the issuance of these shares, which represent approximately 8.3% of the total number of shares of our common stock outstanding as of December 31, 2006, to be in line with the amount of shares that we would have needed to issue to any qualified candidate for the chief executive officer’s position, based on the advice our board received from the search firm. The restricted shares issued to Mr. Silverman are subject to forfeiture in the event that Mr. Silverman’s employment agreement with us is terminated on or before December 31, 2008 by reason of Mr. Silverman’s resignation or our termination of his employment for cause. The other two exceptions were our compensation committee’s awards of 50,000 restricted shares of our common stock to each of Mr. Caragol and Mr. Gunther on March 2, 2007. Like Mr. Silverman, the restricted shares issued to each of Mr. Caragol and Mr. Gunther are subject to forfeiture if their employment agreement is terminated on or before March 2, 2009 by reason of resignation or termination for cause.

Historically, our board has granted awards of stock options to our executive officers upon their appointment as executive officers, with our obligation to grant the options typically memorialized in the offer letter or employment agreement, or an addendum to an employment agreement, entered into with the applicable executive officer. In 2005, each of Messrs. McLaughlin, Gunther, Khimji and Talib received option grants under such circumstances. The options granted to Mr. McLaughlin in 2005 provided for a one-year vesting period. The options granted to Messrs. Gunther, Khimji and Talib provided for a three-year vesting period, with options exercisable for one-third of the underlying shares vesting each year. However, our board of directors accelerated the vesting of all outstanding and unvested stock options effective as of December 30, 2005, so that we could avoid recognizing in future periods non-cash compensation expense associated with such options in our consolidated statements of operations, which would have otherwise been required upon our adoption of FAS 123R, as of January 1, 2006. Mr. Caragol also received a grant of options in connection with his appointment as our chief financial officer in August 2006.

Except as discussed below, all grants of options to our executive officers and other employees, as well as to our directors, have been granted with exercise prices equal to or exceeding the fair value of the underlying shares of common stock on the grant date, as determined by our board of directors. All equity-based awards have been reflected in our consolidated financial statements, based upon the applicable accounting guidance. Previously, we accounted for equity compensation paid to our employees and directors using the intrinsic value method under APB Opinion No. 25 and FASB Financial Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB Opinion No. 25.” Under the intrinsic value method, no stock-based compensation was recognized in our consolidated statements of operations for options granted to our directors, employees, consultants and others because the exercise price of such stock options equaled or exceeded the fair value of the underlying stock on the dates of grant. Effective January 1, 2006, we adopted FAS 123R using the modified prospective transition method. Under this method, stock-based compensation expense is recognized using the fair-value based method for all awards granted on or after the date of adoption of FAS 123R. FAS 123R requires us to estimate and record an expense over the service period of the stock-based award. In 2006, our compensation committee, conscious of the less favorable accounting treatment for stock options resulting from adoption of FAS 123R, took a more deliberate approach to the granting of awards of stock options.

The compensation committee of our board of directors granted awards of stock options to Messrs. Khimji and Talib in January 2006 in accordance with the terms of the addenda to their respective executive agreements, entered into effective as of April 1, 2005. Each of the addenda provide that two tranches of options, each exercisable for a certain number of shares of our common stock, are to be granted to the applicable executive officer, the first tranche at the time of his appointment and the second tranche on or prior to January 15, 2006. The exercise price for both tranches is the same, specifically the fair value of our common stock at the time of our board of directors’ adoption of resolutions in July 2005 granting the first tranche of options. In January 2006, when our board of directors adopted resolutions granting the second tranche of options to Messrs. Khimji and Talib, the fair value of our common stock exceeded the fair value on the date our board of directors approved the first tranche of options. As a result, the exercise price of the second tranche of options granted to Messrs. Khimji and Talib was below the fair value of the underlying shares of common stock on the grant date of such options.

We structure cash incentive compensation so that it is taxable to our executive officers at the time it becomes available to them. We currently intend that all cash compensation paid will be tax deductible for us. However, with respect to equity-based awards, while any gain recognized by our executive officers and other employees from non-qualified stock options should be deductible, to the extent that in the future we grant incentive stock options, any gain recognized by the optionee related to such options will not be deductible by us if there is no disqualifying disposition by the optionee. In addition, our grant of shares of restricted stock or restricted stock units that are not subject to performance vesting provisions may not be fully deductible by us at the time the grant is otherwise taxable to the grantee.

We do not have any program, plan or practice that requires us to grant equity-based awards on specified dates, and we have not made grants of such awards that were timed to precede or follow the release or withholding of material non-public information. It is possible that we will establish programs or policies regarding the timing of equity-based awards in the future. Authority to make equity-based awards to executive officers rests with our compensation committee, which considers the recommendations of our chief executive officer and other executive officers. As a Nasdaq-listed company, we are subject to Nasdaq listing standards that, in general, require stockholder approval of equity-based plans.

Severance and Change in Control Payments

Our board of directors believes that companies should provide reasonable severance benefits to employees, recognizing that it may be difficult for them to find comparable employment within a short period of time. Our board also believes it prudent that we should disentangle ourselves from employees whose employment terminates as soon as practicable. Our historical practice for U.S. employees has been to make the termination of an employee effective immediately upon the communication of the termination rather than at the expiration of any required advance notice period. In such situations, we have continued to pay, on a post-termination basis, base salary compensation to the terminated employee under his or her employment agreement, if any, for the specified advance notice period. For our Canadian employees, we typically make the termination effective at the expiration of the required advance notice period as required under Canadian law. For example, we made severance payments to one of our former executive officers, Mr. Khimji, whose employment was terminated on August 2, 2006, until February 3, 2007; under the terms of Mr. Khimji’s employment agreement, he was entitled to six months’ prior written notice of termination. In addition, on November 7, 2006, we gave notice to Mr. Talib of our termination of his employment, with the effective date of such notice being November 15, 2006. Under the terms of Mr. Talib’s employment agreement, Mr. Talib is entitled to 12 months’ prior written notice of termination. Accordingly, we are obligated to pay Mr. Talib one-third of his base salary and one-third of the cost of his health benefits until November 15, 2007, when his employment will terminate. This amount is being paid every second week, in the normal payroll cycle, and will continue being paid until mid-November 2007. Applied Digital and Digital Angel are paying the remaining two-thirds of Mr. Talib's base salary and the cost of his health benefits.

Our employment agreement with Mr. Silverman contains termination provisions that are more complex than that in place for our other executive officers. The compensation due Mr. Silverman in the event of the termination of his employment agreement varies depending on the nature of the termination and, depending on the type and timing of the termination, provides for substantial compensation payments to Mr. Silverman. Mr. Silverman’s employment agreement also provides for substantial payments to him in the event we undergo a change in control. For additional information regarding the termination and change in control provisions of Mr. Silverman’s employment agreement, see “Potential Payments Upon Termination or Change in Control.” We believe that the termination and change in control provisions of Mr. Silverman’s employment agreement are more favorable to him than those in effect for chief executive officers of companies comparable to us, in terms of size, revenue, profitability and/or nature of business. However, our board of directors believes that these termination and change in control provisions, which are substantially the same as the corresponding provisions of Mr. Silverman’s prior employment agreement with Applied Digital, were necessary and appropriate to induce Mr. Silverman to accept the position as our chief executive officer, as more fully discussed above.

On March 2, 2007, our compensation committee approved an Executive Management Change in Control Plan, which governs the payments due to Mr. Caragol and Mr. Gunther, as well as one of our senior vice presidents, in the event of a change in control. On the same date, we amended our employment agreement with Mr. Gunther to outline the compensation due to Mr. Gunther in the event of his termination by VeriChip Canada or VHI for any reason other than for cause. For additional information regarding the termination provisions of Mr. Gunther’s employment agreement, as well as the change in control compensation provided with respect to Mr. Gunther and Mr. Caragol under the Executive Management Change in Control Plan, see “Potential Payments Upon Termination or Change in Control.”

Other Benefits

We believe establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and accidental death and dismemberment insurance and our 401(k) plan, in each case on the same basis as other employees. Messrs. Silverman and McLaughlin are also provided with individual term life insurance policies. We do not currently provide a matching contribution under our 401(k) plan nor do we offer retirement benefits. Our officers and employees in Canada may have somewhat different employee benefit plans than those we offer domestically, typically based on certain legal requirements in Canada.

Perquisites

Our board of directors annually reviews the perquisites that members of senior management receive. With the exception of the perquisites received by Mr. Silverman, the cost to us of such perquisites is minimal. Under the terms of Mr. Silverman’s employment agreement with us, we are obligated to reimburse him for all reasonable travel, entertainment and other expenses incurred by him in connection with the performance of his duties and obligations under the agreement. In addition, consistent with his former employment agreement with Applied Digital, we are obligated to pay to Mr. Silverman $45,000 per year during the five-year term of his employment agreement, payable in two equal installments of $22,500 on each of January 15 and July 15, representing non-allocable expenses. Among the specific perquisites that Mr. Silverman is currently receiving are:

•	an automobile allowance for two automobiles and other automobile expenses, including insurance, gasoline and maintenance costs;

•	tickets to sporting events used primarily for business entertainment purposes; and

•	a membership in a private club.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally does not allow a deduction for annual compensation in excess of $1,000,000 paid to our named executive officers. This limitation on deductibility does not apply to certain compensation, including compensation that is payable solely on account of the attainment of one or more performance goals. Our policy is generally to preserve the federal income tax deductibility of compensation and to qualify eligible compensation for the performance-based exception in order for compensation not to be subject to the limitation on deductibility imposed by Section 162(m) of the Internal Revenue Code; we may, however, approve compensation that may not be deductible if we determine that the compensation is in our best interests as well as the best interests of our stockholders.

Board Process

On at least an annual basis, the compensation committee of our board of directors approves all compensation and awards to our chief executive officer, our president and our chief financial officer. With respect to equity compensation awarded to other employees, the compensation committee grants stock options, generally based on the recommendation of our chief executive officer.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned in or with respect to our fiscal year 2006 by:

•	each person who served as our chief executive officer in 2006;

•	each person who served as our chief financial officer in 2006;

•
our most highly compensated executive officer, other than our chief executive officer and our chief financial officer, who was serving as an executive officer at the end of 2006 and, at that time, was our only other executive officer; and

•
one other individual who served as an executive officer during 2006 but was not serving in such capacity at the end of 2006, for whom disclosure is required under applicable rules of the Securities and Exchange Commission.

We refer to these officers collectively as our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)	Total ($)
Scott R. Silverman(2) Chairman of the Board of Directors and Chief Executive Officer	2006	22,524(3)	—	154,762(4)	—	—	—	177,286
William J. Caragol(5) Chief Financial Officer	2006	51,923(6)	—	—	62,034(7)	75,000(8)	66,029(9)	254,986
Daniel A. Gunther(10) Chief Executive Officer and President of our Canadian Subsidiaries	2006	188,354(11)	—	—	—	200,490(12)	588(13)	389,432
Kevin H. McLaughlin(14) Former Chief Executive Officer and Director	2006	190,585(15)	—	—	—	98,512(16)	10,980(17)	300,077
Nurez Khimji(18) Former Chief Financial Officer	2006	143,133(19)	—	—	10,081(20)	25,683(21)	671(22)	179,568
Malik Talib(23) Former Executive Vice President	2006	104,208(24)	—	—	20,083(25)	—	924(26)	125,215

(1)
The amounts shown in this column were paid under the terms of senior management incentive compensation plans for fiscal year 2006, which were entered into with each of our named executive officers other than William J. Caragol, for the achievement of specified performance objectives. Mr. Caragol’s offer letter and a related memo, which sets forth performance objectives and related dollar amounts, contain the terms that govern his receipt of incentive compensation for fiscal year 2006. For a description of the material terms of each of these plans, and the material terms of Mr. Caragol’s offer letter, see the discussion under “Our 2006 Senior Management Incentive Compensation Plans and Comparable Arrangements.” Under prior rules of the Securities and Exchange Commission, payments under non-equity compensation plans were reported under the “Bonus” column.

(2)	Mr. Silverman became our chief executive officer as of December 5, 2006.

(3)	Mr. Silverman’s initial annual base salary under the terms of his employment agreement with us is $420,000.
(4)
Mr. Silverman received an award of 500,000 restricted shares of our common stock in connection with his appointment as our chief executive officer. The shares are subject to forfeiture in the event Mr. Silverman resigns or is terminated for cause on or before December 31, 2008. The dollar amount of this award reflected in the table represents the amount recognized in 2006 for financial statement reporting purposes in accordance with FAS 123R, determined by reference to that portion of the forfeiture period that occurred in 2006 based on the grant date fair value of the award. The grant date fair value of the award is reflected in the Grants of Plan-Based Awards table below.

(5)	Mr. Caragol became our chief financial officer as of August 21, 2006.
(6)	Mr. Caragol’s annual base salary in 2006, as specified in his offer letter with us, was $150,000.
(7)
In connection with Mr. Caragol’s appointment as our chief financial officer, he was granted options exercisable for 50,000 shares of our common stock. The options vest equally over a three-year period. The dollar amount of this award reflected in the table represents the amount recognized in 2006 for financial statement reporting purposes in accordance with FAS 123R, determined by reference to that portion of the vesting period that occurred in 2006 based on the grant date fair value of the award. The grant date fair value of the award, determined using the Black Scholes pricing model, is reflected in the Grants of Plan-Based Awards table below. For information regarding assumptions made in determining the amount under the Black Sholes pricing model, see Note 9 of our consolidated financial statements for the year ended December 31, 2006, included in our financial statements to our 2006 Annual Report to Stockholders, which is being sent to our stockholders concurrently with the mailing of this proxy statement.

(8)
For a description of the performance objectives applicable to the receipt of Mr. Caragol's incentive compensation, see “Our 2006 Senior Management Incentive Compensation Plans and Comparable Arrangements.”

(9)
Mr. Caragol and his family relocated from Northern Virginia to the vicinity of our corporate headquarters in South Florida in connection with his appointment as our chief financial officer. This amount reflects relocation expenses paid by us as follows:

Nature of Expense	Amount of Expense
Broker’s commission on sale of Northern Virginia residence	$40,000
Transport of household possessions	$14,146
Commuting and lodging costs prior to relocation	$10,003
Travel costs for Mr. Caragol’s family	$1,880
Total	$66,029

(10)
Mr. Gunther served as our president from June 10, 2005 through March 2, 2007. On March 2, 2007, Mr. Gunther resigned his duties as our president and assumed the title and responsibilities of chief executive officer and president of VeriChip Canada and VHI. Since Mr. Gunther's resignation as our president, Mr. Silverman has assumed the title and responsibilities of acting president.

(11)
Mr. Gunther’s annual base salary is paid in Canadian dollars. The amount reported has been converted to U.S. dollars using the average exchange rate for 2006 of 1.136 Canadian dollars for each U.S. dollar.

(12)
For a description of the performance objectives applicable to the receipt of Mr. Gunther's incentive compensation, see “ Our 2006 Senior Management Incentive Compensation Plans and Comparable Arrangements.” The amount reported in the table has been converted to U.S. dollars using the average exchange rate for 2006 of 1.136 Canadian dollars for each U.S. dollar.

(13)	This amount represents the cost of group term life insurance we maintain on behalf of Mr. Gunther.
(14)	Mr. McLaughlin resigned as our chief executive officer and as a member of our board of directors effective December 2, 2006.
(15)	For the first three months of 2006, Mr. McLaughlin’s annual base salary was $172,800. As of April 1, 2006, his annual base salary was increased to $200,000.
(16)
For a description of the performance objectives applicable to the receipt of Mr. McLaughlin's incentive compensation, see “Our 2006 Senior Management Incentive Compensation Plans and Comparable Arrangements.”

(17)	This amount represents an automobile allowance in the amount of $9,000 and the cost of group term life insurance we maintain on behalf of Mr. McLaughlin in the amount of $1,980.
(18)	Mr. Khimji’s employment with us was terminated on August 2, 2006.
(19)
Mr. Khimji’s annual base salary at the time of the termination of his employment was CDN $157,500. Under the terms of Mr. Khimji’s executive agreement, as amended on April 29, 2004, he was entitled to six months’ prior written notice of termination. We paid Mr. Khimji his base salary and the cost of his health benefits until February 3, 2007. The amount reported, representing his base salary paid in fiscal year 2006, has been converted to U.S. dollars using the average exchange rate for 2006 of 1.136 Canadian dollars for each U.S. dollar.

(20)
In January 2006, Mr. Khimji was granted options exercisable for 639 shares of our common stock under the terms of the addendum to Mr. Khimji’s executive agreement. These options were fully vested as of the date of grant. The dollar amount of this award reflected in the table represents the grant date fair value of the award, determined using the Black Scholes pricing model, which is the amount recognized in 2006 for financial statement reporting purposes in accordance with FAS 123R. For information regarding assumptions made in determining the amount under the Black Sholes pricing model, see Note 9 of our consolidated financial statements for the year ended December 31, 2006, included in our financial statements to our 2006 Annual Report to Stockholders, which is being sent to our stockholders concurrently with the mailing of this proxy statement.

(21)
The amount set forth in the table represents incentive compensation paid in respect of the first two quarters of 2006. With respect to the second two quarters of 2006 and fiscal year 2006, Mr. Khimji did not meet the specified performance objectives, and thus, he was not eligible to receive any additional incentive compensation. The amount reported has been converted to U.S. dollars using the average exchange rate for 2006 of 1.136 Canadian dollars for each U.S. dollar.

(22)	This amount represents our contribution on behalf of Mr. Khimji to a defined contribution plan.
(23)	On November 7, 2006, we gave notice to Mr. Talib of our termination of his employment, with the effective date of such notice being November 15, 2006.
(24)
Mr. Talib’s annual base salary at the time we gave notice of the termination of his employment was CDN $210,000. In April 2006, upon Mr. Talib’s appointment as a senior vice president of us, Applied Digital and Digital Angel, his base salary became payable equally by us, Applied Digital and Digital Angel. Under the terms of Mr. Talib’s executive agreement, as modified by an addendum to that agreement, he is entitled to 12 months’ prior written notice of termination. We are paying Mr. Talib one-third of his base salary and one-third of the cost of his health benefits until November 15, 2007. Applied Digital and Digital Angel are paying the remaining two-thirds of Mr. Talib's base salary and the cost of his health benefits. The amount reported, representing the portion of his base salary in fiscal year 2006 that we paid, has been converted to U.S. dollars using the average exchange rate for 2006 of 1.136 Canadian dollars for each U.S. dollar.

(25)
In January 2006, Mr. Talib was granted options exercisable for 1,277 shares of our common stock under the terms of the addendum to Mr. Talib’s executive agreement. These options were fully vested as of the date of grant. The dollar amount of this award reflected in the table represents the grant date fair value of the award, determined using the Black Scholes pricing model, which is the amount recognized in 2006 for financial statement reporting purposes in accordance with FAS 123R. For information regarding assumptions made in determining the amount under the Black Scholes pricing model, see Note 9 of our consolidated financial statements for the year ended December 31, 2006, included in our financial statements to our 2006 Annual Report to Stockholders, which is being sent to our stockholders concurrently with the mailing of this proxy statement.

(26)	This amount represents our contribution on behalf of Mr. Talib to a defined contribution plan.

We appointed Scott R. Silverman as our chief executive officer in early December 2006. Prior to this appointment, Mr. Silverman had been serving as the chief executive officer of Applied Digital.

On December 5, 2006, Applied Digital entered into an agreement, or the December 5, 2006 Agreement, with Mr. Silverman to (i) induce Mr. Silverman to assume the position as our chief executive officer, (ii) to give Applied Digital the option (subject to any necessary approvals) to issue certain incentive payments to Mr. Silverman in stock as opposed to cash, and (iii) to induce Mr. Silverman to terminate the employment agreement between Mr. Silverman and Applied Digital dated April 8, 2004. Applied Digital’s board of directors determined that it was in its best interest to enter into the December 5, 2006 Agreement with Mr. Silverman primarily to motivate him to accept the position as our chief executive officer and to maintain his status on our, Digital Angel’s, Applied Digital’s and InfoTech's boards of directors and to motivate him to improve our value.

Per the terms of the December 5, 2006 Agreement, in consideration for Mr. Silverman waiving all of his rights pursuant to Mr. Silverman’s employment agreement dated April 8, 2004 and as incentive to accept the position as our chief executive officer, Mr. Silverman shall receive $3.3 million in cash or stock. Applied Digital’s board of directors determined that $3.3 million was an appropriate amount because a reassignment to be our chief executive officer may have allowed Mr. Silverman to terminate his employment with Applied Digital and be paid a significant severance payment under the terms of his employment agreement with Applied Digital.

On March 14, 2007, Applied Digital made a partial payment to Mr. Silverman in the form of 503,768 shares of Applied Digital’s common stock, which shares were issued under its 1999 Flexible Stock Plan and 2003 Flexible Stock Plan, as partial payment in connection with Applied Digital’s obligations to Mr. Silverman under the December 5, 2006 Agreement. The shares were issued under a letter agreement between Applied Digital and Mr. Silverman dated March 14, 2007. The letter agreement was intended to clarify, modify and partially satisfy certain terms of the December 5, 2006 agreement, including Applied Digital’s election to satisfy a portion of its obligation by issuing the 503,768 shares with a value, as of March 14, 2007, of $735,501 and a cash payment of $264,499. These shares were issued to Mr. Silverman outright with no risk of forfeiture. Per the terms of the letter agreement, Mr. Silverman further agreed that he will not require Applied Digital to make the remaining portion of the payment due to him under the December 5, 2006 agreement of $2.3 million until the earlier of April 1, 2008 or the receipt of funds by Applied Digital in excess of $4.0 million in a single transaction resulting from (i) the issuance of its equity; or (ii) the sale of one of its assets, including the shares of Digital Angel or our common stock that Applied Digital owns.

The amounts shown in the following table reflect Mr. Silverman’s compensation from January 1, 2006 until December 4, 2006, during which period he served as the chief executive officer of Applied Digital, which owns a majority position in our common stock. All such amounts were paid or accrued by Applied Digital and do not affect our financial statements.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Scott R. Silverman Chairman of the Board of Directors and Chief Executive Officer of Applied Digital Solutions, Inc.	2006	377,799	900,000(1)	—	—	—	3,403,016(2)	4,680,815

(1)
In December 2006, Applied Digital’s board of directors determined to fix the amount payable to Mr. Silverman under the Applied Digital 2006 incentive and recognition policy in order to resolve and clarify outstanding compensation issues under the policy, given the wide range of potential payments under the policy and the timing of our initial public offering and how that would affect such range. Accordingly, Applied Digital fixed Mr. Silverman’s bonus for 2006 at $900,000. The amount is shown in the “Bonus” column instead of the “Non-Equity Incentive Compensation Plan” column as the amount paid was not determined solely by reference to the performance objectives set forth in the policy.

(2)
The amount shown includes (i) $3.3 million owed to Mr. Silverman under an agreement Applied Digital entered into with Mr. Silverman dated December 5, 2006 in connection with his agreeing to waive all of his rights under his employment agreement with Applied Digital, (ii) amounts in respect of perquisites and other personal benefits aggregating $102,716 provided by Applied Digital, and (iii) $300 in respect of group term life insurance provided to Mr. Silverman. The perquisites and other personal benefits provided by Applied Digital were as follows:

Nature of Expense	Amount of Expense
Expense allowance	$45,000
Automobile allowance for two automobiles and related insurance, maintenance and gasoline expenses	$32,235
Other*	$25,481
Total	$102,716

*
Tickets to sporting events primarily provided for business entertainment purposes and related food and beverages, a club membership, personal cellular telephone usage, personal home telephone and internet service, and home security monitoring service.

We aggregated the total amount of the lease payments and insurance, maintenance, and gasoline expenses relating to the two automobiles used by Mr. Silverman to compute the aggregate incremental cost associated with this perquisite. Under our employment agreement with Mr. Silverman, we will continue to provide him with substantially similar perquisites and other personal benefits.

2006 Grants Of Plan-Based Awards

Set forth in the table below is information regarding:

•
cash amounts that were earned in 2006 by our named executive officers under the terms of the senior management incentive compensation plans or, in Mr. Caragol’s case, his offer letter and related memo;

•	stock option awards granted by the compensation committee of our board of directors to our named executive officers in 2006, reflected on an individual grant basis; and

•	an award of 500,000 restricted shares of our common stock to Mr. Silverman in December 2006.

These represent all of the grants of awards by us to our named executive officers under any plan during or with respect to 2006. The table below also sets forth the plan-based awards granted by Applied Digital to our named executive officers during 2006.

2006 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Plan Awards			All Other Stock	All Other
Name	Grant Date	Date of Board or Compensation Committee Action	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Awards: Number of Shares of Stock or Units (#)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Scott R. Silverman
VeriChip Corporation	12/5/2006	12/2/2006	—	—	—	500,000(2)	—	—	—	$4,500,000(3)
Applied Digital	—	—	—	$1,550,000	$1,550,000	—	—	—	—	—
William J. Caragol	8/21/2006	8/14/2006	—	$75,000	$75,000	—	50,000(4)	$10.00	$10.00	$278,581(5)
Daniel A. Gunther	—	—	—	$264,085(6)	—	—	—	—	—	—
Kevin H. McLaughlin	—	—	—	$350,000	—	—	—	—	—	—
Nurez Khimji	1/15/2006	1/15/2006	—	$176,056(6)(7)	—	—	639(8)	$6.93(9)	$20.25	$10,081(5)
Malik Talib	1/15/2006	1/15/2006	—	$92,430(6)(7)	—	—	1,277(8)	$6.93(9)	$20.25	$20,083(5)

(1)	Our non-equity incentive plans, under which our named executive officers have been paid incentive compensation, in cash, with respect to 2006, consist of:

•	the individual senior management incentive compensation plans to which Messrs. Gunther, McLaughlin and Khimji are a party;

•	in Mr. Caragol’s case, his offer letter; and

•	in Mr. Talib’s case, the addendum to his executive agreement, which became effective in April 2005.

The terms of the senior management incentive compensation plans with respect to 2006 to which each of Messrs. Gunther, McLaughlin and Khimji are parties provide for target/maximum amounts of incentive compensation based upon the achievement of specified performance objectives. In addition, their plans provide for additional incentive compensation, for which there is no target/maximum amount, based on exceeding a performance objective relating to revenue of our Canadian-based businesses in 2006. For more information, see “Our 2006 Senior Management Incentive Compensation Plans and Comparable Arrangements.” Mr. Caragol’s offer letter provides for target/maximum incentive compensation of $75,000. The addendum to Mr. Talib’s executive agreement provides for annual incentive compensation of up to 50% of his base salary. Accordingly, amounts pertaining to the senior management incentive compensation plans, Mr. Caragol’s offer letter, and the addendum to Mr. Talib’s executive agreement are reflected in the “Target” column, except that no amount is included in the “Target” column of the table for Messrs. Gunther, McLaughlin and Khimji with respect to exceeding the performance objective relating to revenue of our Canadian-based businesses in 2006 as no target/maximum amount is specified with respect to that performance objective.
(2)
On December 18, 2006, Mr. Silverman received an award of 500,000 restricted shares of our common stock upon his appointment as our chief executive officer. The shares are subject to forfeiture in the event Mr. Silverman resigns or is terminated for cause on or before December 31, 2008. These shares were issued outside of our 2002 and 2005 Flexible Stock Plans.

(3)
This amount has been determined in accordance with FAS 123R based on an estimated fair value of our common stock of $9.00 per share on December 31, 2006, as determined by our board of directors and management.

(4)
In connection with Mr. Caragol’s appointment as our chief financial officer, on August 14, 2006, the compensation committee of our board of directors authorized the grant to Mr. Caragol of options exercisable for 50,000 shares of our common stock effective on the date he assumed such duties.

Mr. Caragol assumed such duties on August 21, 2006. These options were granted under our 2002 Flexible Stock Plan.
(5)
The grant date fair value of the option award was determined under the Black Scholes pricing model in accordance with FAS 123R. For information regarding assumptions made in determining the amount under the Black Scholes pricing model, see Note 9 of our consolidated financial statements for the year ended December 31, 2006, included in our financial statements to our 2006 Annual Report to Stockholders, which is being sent to our stockholders concurrently with the mailing of this proxy statement.

(6)
The target incentive compensation amounts specified in each of the senior management incentive compensation plans of Messrs. Gunther and Khimji, and in the addendum to Mr. Talib’s executive agreement, are stated in Canadian dollars. Those amounts are as follows: Mr. Gunther, CDN $300,000; Mr. Khimji, CDN $200,000; and Mr. Talib, CDN $105,000. The amounts reported in the table have been converted to U.S. dollars using the average exchange rate for 2006 of 1.136 Canadian dollars for each U.S. dollar.

(7)
These amounts represent what Messrs. Khimji and Talib could have earned in 2006 as non-equity incentive compensation in 2006 had we not terminated Mr. Khimji’s employment in August and provided notice of the termination of Mr. Talib’s employment in November 2006, respectively. Mr. Khimji’s incentive compensation was comprised of quarterly and annual components, while Mr. Talib’s was comprised of only an annual component. We paid Mr. Khimji $25,683 in respect of his quarterly component for the first two quarters of 2006. With respect to the second two quarters of 2006 and fiscal year 2006, Mr. Khimji did not meet the specified performance objectives, and thus, he was not eligible to receive any additional incentive compensation. Mr. Talib did not receive any incentive compensation for 2006.

(8)
In January 2006, our compensation committee granted to Mr. Khimji and Mr. Talib options exercisable for 639 and 1,277 shares of our common stock, respectively, in accordance with the terms of the addenda to their executive agreements, which became effective as of April 1, 2005. These options were issued outside of our 2002 and 2005 Flexible Stock Plans.

(9)
The addenda to Mr. Khimji’s and Mr. Talib’s executive agreements provide for the grant of options to Messrs. Khimji and Talib in two tranches, the first tranche in connection with Mr. Khimji’s appointment as our chief financial officer and Mr. Talib’s appointment as an executive vice president, respectively, effective as of April 1, 2005, and the second tranche on or prior to January 15, 2006. The addenda provide that the exercise price for both tranches of options is the fair value of our common stock at the time of our board of directors’ adoption of resolutions granting the first tranche of options in July 2005. In January 2006, when our compensation committee adopted resolutions granting the second tranche of options to Messrs. Khimji and Talib, the estimated fair value of our common stock exceeded the estimated fair value of such stock on the grant date of the first tranche of options. As a result, the exercise price of the second tranche of options granted to Messrs. Khimji and Talib is below the fair value of the underlying shares of our common stock on the grant date of such options.

Our 2006 Senior Management Incentive Compensation Plans and Comparable Arrangements

In 2006, each of Messrs. Gunther, McLaughlin, Khimji, Caragol and Talib were eligible to receive cash incentive compensation upon the attainment of specific performance objectives. The target amounts of incentive compensation specified for each of these individuals in 2006, as well as the breakdown between the quarterly and annual components of such target incentive compensation, are as follows:

Name	Target Amount of Incentive Compensation ($)	Quarterly Component ($)	Annual Component ($)
William J. Caragol	$75,000	N/A	$75,000
Daniel A. Gunther	$264,085(1)	$132,042(1)	$132,042(1)
Kevin H. McLaughlin	$350,000	$125,000	$225,000
Nurez Khimji	$176,056(1)	$66,021(1)	$110,035(1)
Malik Talib	$92,430(1)	N/A	$92,430(1)

(1)
The target incentive compensation amounts specified in each of the senior management incentive compensation plans of Messrs. Gunther and Khimji, and in the addendum to Mr. Talib’s executive agreement, are expressed in Canadian dollars. The amounts reported in the table have been converted to U.S. dollars using the average exchange rate for 2006 of 1.136 Canadian dollars for each U.S. dollar. The Canadian dollar amounts are as follows:

Name	Target Amount of CDN ($)	Quarterly Component CDN ($)	Annual Component CDN ($)
Daniel A. Gunther	$300,000	$150,000	$150,000
Nurez Khimji	$200,000	$75,000	$125,000
Malik Talib	$105,000	N/A	$105,000

Messrs. McLaughlin, Gunther and Khimji were also eligible to earn additional incentive compensation relating to revenue from our Canadian-based businesses exceeding the 2006 budgeted amount for these businesses. As the plans do not specify a target or maximum amount relating to this performance objective, the table above does not reflect amounts that can be earned relative to such objective.

The tables below for each of Messrs. Caragol, Gunther and McLaughlin set forth:

•	the performance objectives applicable to his incentive compensation for 2006; and

•	the weighting of such performance objectives, stated as a percentage of the target amount of incentive compensation or as a dollar amount.

Following each table is a narrative discussion of the amounts paid in connection with such performance objectives, including, to the extent applicable, a discussion of whether performance objectives were achieved.

William J. Caragol

Performance Objective	Weighting
Successful 3rd quarter 2006 close in Ottawa	$12,500
Development of a new budget plan for 2007-2011	$12,500
Full transition of accounting to Ottawa by year-end 2006	$25,000
Participation in the preparation of the Company's S-1	$12,500
Implementation of a new implanted division compensation plan	$12,500

Since each of Mr. Caragol’s performance objectives were achieved, Mr. Caragol was paid the full amount of his potential 2006 incentive compensation of $75,000. Such amount has been reflected as the amount earned by Mr. Caragol as non-equity incentive plan compensation in the Summary Compensation Table above.

Daniel A. Gunther

Performance Objective	Weighting (as a % of target incentive compensation of CDN $300,000)
Quarterly revenue from Canadian-based businesses(1)	50%
Total revenue of $34,852,000	7.5%
Revenue from Canadian-based businesses of $28,300,000	7.5%
EBITDA from Canadian-based businesses of $4,182,000	15%
Completion of our initial public offering raising gross proceeds in excess of $25 million	5%
Retaining a key technical employee through 2006	5%
Completion of the development of our Hugs infant protection system on our common technology platform	5%
Stabilization and deployment of asset identification and location systems initially sold	5%

(1)
The quarterly component is based on the amount of 2006 quarterly year-to-date revenue from our Canadian-based businesses relative to the budgeted annual revenue amount for these businesses in 2006 of $28,360,000.

Mr. Gunther was eligible to receive additional annual incentive compensation that was dependent solely upon revenue from our Canadian-based businesses for fiscal year 2006 exceeding $28,360,000, with the amount of such additional annual incentive compensation equal to the product obtained by multiplying CDN $600,000 (representing two times the target incentive compensation amount relating to the performance objectives listed in the above table) by the percentage that the actual revenue from our Canadian-based businesses in 2006 exceeds $28,360,000. Under this formula, the amount of such additional annual incentive compensation is limited only by the amount by which the actual revenue exceeds the budgeted amount.

Management advised the compensation committee that Mr. Gunther:

•	did not achieve the objective relating to the completion of our initial public offering in 2006;

•	achieved the performance objective relating to the budgeted EBITDA from the Canadian-based businesses;

•	achieved the performance objectives relating to the retention of a key technical employee and the development of our Hugs system on our common technology platform;

•
achieved a portion of the performance objective relating to stabilization and deployment of the initially sold asset identification and location systems, as three of the five systems were fully commissioned and the other two were on schedule;

•	did not achieve the objective relating to the Company's total revenue or to total revenue from the Canadian-based businesses; and

•	did not qualify for any additional annual incentive compensation, because the revenue from our Canadian-based businesses for fiscal year 2006 did not exceed $28,360,000.

 Therefore, Mr. Gunther earned $200,490 under his senior management incentive compensation plan for fiscal year 2006. Such amount has been reflected as the amount earned by Mr. Gunther as non-equity incentive plan compensation in the Summary Compensation Table above.

Kevin H. McLaughlin

Performance Objective	Weighting (as a % of target incentive compensation of $250,000 or $ amount)
Quarterly revenue(1)	50%
Revenue from Canadian-based businesses of $28,360,000	10%
EBITDA from Canadian-based businesses of $4,182,000	10%
Completion of our initial public offering raising gross proceeds in excess of $25 million	10%
40 hospitals adopting the VeriMed system as part of their standard protocol	10%
200 hospitals agreeing to adopt the VeriMed system as part of their standard protocol	5%
VeriMed database becoming operational and co-located in 2006	5%
Revenue from our human-implantable microchip in excess of $4,000,000	$50,000
Revenue from our human-implantable microchip in excess of $6,000,000	$50,000

(1)	The quarterly component is based on the amount of 2006 quarterly year-to-date revenue relative to the budgeted total annual revenue amount in 2006 of $34,852,000.

Mr. McLaughlin was eligible to receive additional annual incentive compensation, dependent solely upon revenue from our Canadian-based businesses for fiscal year 2006 exceeding $28,360,000, with the amount of such additional annual incentive compensation equal to the product obtained by multiplying $500,000 (representing two times the target incentive compensation amount relating to the performance objectives listed in the above table, other than those tied to revenue from our human-implantable microchip) by the percentage that the actual revenue from our Canadian-based businesses exceeds $28,360,000. Under this formula, the amount of such additional annual incentive compensation is limited only by the amount by which the actual revenue exceeds the budgeted amount.

Management advised the compensation committee that Mr. McLaughlin:

•	did not achieve the performance objective relating to the completion of our initial public offering in 2006 or either of the objectives relating to revenue from our human-implantable microchip;

•	did not achieve the objective relating to the completion of our initial public offering in 2006;

•	did not achieve certain financial performance objectives relating to total revenue and EBITDA from the Canadian-based businesses;

•
achieved the two performance objectives relating to hospitals adopting, and agreeing to adopt, the VeriMed system as part of their standard protocol and the objective of the VeriMed database becoming operational and co-located in 2006; and

•	did not qualify for any additional annual incentive compensation, because the revenue from our Canadian-based businesses for fiscal year 2006 did not exceed $28,360,000.

Therefore, Mr. McLaughlin earned $98,512 under his senior management incentive compensation plan for fiscal year 2006. Such amount has been reflected as the amount earned by Mr. McLaughlin as non-equity incentive plan compensation in the Summary Compensation Table above.

Nurez Khimji and Malik Talib

We terminated the employment of Mr. Khimji in August 2006. Mr. Khimji’s senior management incentive compensation plan was substantially similar to those of Messrs. Gunther and McLaughlin with respect to the financial and other corporate performance objectives and relative weightings. We paid Mr. Khimji $25,683 in respect of the quarterly year-to-date revenue performance objective for the first two quarters of 2006. With respect to the second two quarters of 2006 and fiscal year 2006, Mr. Khimji did not meet the specified performance objectives, and thus was not eligible to receive any additional incentive compensation.

We gave notice to Mr. Talib of the termination of his employment in November 2006. Mr. Talib’s 2006 incentive compensation performance objectives were set forth in an addendum to his executive agreement, and, unlike the senior management incentive compensation plans for 2006 to which Messrs. Gunther, McLaughlin and Khimji are a party, the performance objectives set forth in the addendum are subjective in nature and serve merely as factors for the compensation committee to consider in determining the amount of the incentive compensation to be paid, if any, to Mr. Talib for 2006. As a result of our having provided notice to Mr. Talib of the termination of his employment, Mr. Talib was not entitled to any incentive compensation with respect to 2006.

Outstanding Equity Awards As Of December 31, 2006

The following table provides information as of December 31, 2006 regarding unexercised stock options and restricted stock awards granted to each of our named executive officers by us and Applied Digital.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Scott R. Silverman(3)
VeriChip Corporation	-- 111,111 100,000 100,000	-- -- -- --	-- -- -- --	-- $0.225 $0.225 $1.125	-- 2/7/2010 4/1/2011 5/26/2012	500,000(4) -- -- --	$4,500,000(5) -- -- --	-- -- -- --	-- -- -- --
Applied Digital Solutions, Inc.	200,000 10,000 10,000 12,500 100,000 60,000 750,000 759,951 5,500 92,049 175,000	-- -- -- -- -- -- -- -- -- -- --	-- -- -- -- -- -- -- -- -- -- --	$3.900 $1.500 $1.500 $1.500 $3.200 $2.800 $3.230 $2.570 $2.240 $5.850 $4.050	11/3/2011 8/14/2007 9/17/2007 9/24/2007 2/4/2008 7/25/2008 7/6/2013 4/8/2012 4/8/2012 4/8/2012 1/25/2012	-- -- -- -- -- -- -- -- -- -- --	-- -- -- -- -- -- -- -- -- -- --	-- -- -- -- -- -- -- -- -- -- --	-- -- -- -- -- -- -- -- -- -- --
Daniel A. Gunther
VeriChip Corporation	55,555	--	--	$7.425(5)	8/11/2013	--	--	--	--
William J. Caragol
VeriChip Corporation	--	50,000(6)	--	$10.000	8/21/2014	--	--	--	--
Former Executive Officers
Kevin H. McLaughlin(7)
VeriChip Corporation	22,222 55,556 144,444	-- -- --	-- -- --	$1.125 $1.125 $6.930	4/18/2011 5/26/2012 7/1/2013	-- -- --	-- -- --	-- -- --	-- -- --
Applied Digital Solutions, Inc.	85,833 6,667 25,000 7,500 25,000	-- -- -- -- --	-- -- -- -- --	$2.530 $1.500 $1.500 $3.200 $3.900	7/29/2012 6/12/2009 9/24/2007 2/4/2008 11/3/2011	-- -- -- -- --	-- -- -- -- --	-- -- -- -- --	-- -- -- -- --
Malik Talib(8)
VeriChip Corporation	25,683 1,277	-- --	-- --	$6.930 $6.930(9)	7/1/2013 7/1/2013	--	--	--	--
Applied Digital Solutions, Inc.	39,610	--	--	$1.180	3/20/2008	--	--	--	--
Nurez Khimji(10)
VeriChip Corporation	12,842 639	-- --	-- --	$6.930 $6.930(9)	7/1/2013 7/1/2013	--	--	--	--
Applied Digital Solutions, Inc.	12,959	--	--	$1.180	3/20/2008	--	--	--	--

(1)
On December 12, 2005, our board of directors approved a proposal which provided for vesting on December 30, 2005 of all of our then outstanding and unvested stock options previously awarded to our directors, employees and consultants and one employee of Applied Digital. In connection with the acceleration of these options, our board stipulated that a grantee that acquires any shares through exercise of any of such options shall not be permitted to sell such shares until the earlier of (i) the original vesting date applicable to such option or (ii) the date on which such grantee’s employment terminates for any reason. The board of directors of Applied Digital took similar action with respect to their then outstanding and unvested stock options. Due to this acceleration, as well as the fact that stock options granted by us on January 15, 2006 to Messrs. Khimji and Talib were immediately exercisable, the only VeriChip stock options that were not exercisable as of December 31, 2006 are the VeriChip stock options granted to Mr. Caragol on August 21, 2006, which vest over a three-year period.

(2)
Except as otherwise indicated in notes 5 and 9 below, the exercise price of VeriChip stock options reflected in the table represents the estimated fair market value of our common stock on the date of grant, as determined by our management and board of directors. Based on information provided to us by Applied Digital, the exercise price of Applied Digital stock options reflected in the table is based on the closing price of Applied Digital's common stock, as reported on the applicable Nasdaq market on the day prior to the date of grant.

(3)
Includes: (i) options we granted to Mr. Silverman in his capacity as our director; and (ii) options granted by Applied Digital to Mr. Silverman while he was a special advisor to the board of Applied Digital, and later a director and executive officer of Applied Digital.

(4)	This restricted stock award vests on December 31, 2008.
(5)	The fair market value of a share of our common stock on the date of grant was estimated to be $6.93.
(6)
These options vest equally over a three-year period: options exercisable for 16,667 shares of our common stock vest on August 21, 2007, options exercisable for 16,667 shares of our common stock vest on August 21, 2008, and options exercisable for 16,666 shares of our common stock vest on August 21, 2009.

(7)
Includes: (i) options we granted to Mr. McLaughlin while he was a director and executive officer; and (ii) options granted by Applied Digital to Mr. McLaughlin while he was an employee or executive officer of Applied Digital or one of its affiliates. Mr. McLaughlin resigned as our chief executive officer and as a member of our board of directors effective December 2, 2006.

(8)
Includes options granted by us to Mr. Talib while he was an executive officer, as well as options granted by Applied Digital to Mr. Talib in connection with Applied Digital's acquisition of EXI Wireless. We gave Mr. Talib notice of termination of his employment on November 7, 2006, with an effective date of November 15, 2006.

(9)	The fair market value of a share of our common stock on the date of grant was estimated to be $20.25.
(10)
Includes options granted by us to Mr. Khimji while he was an executive officer, as well as options granted by Applied Digital to Mr. Khimji in connection with Applied Digital's acquisition of EXI Wireless. We terminated Mr. Khimji's employment on August 2, 2006.

2006 Option Exercises and Stock Vested

In 2006, none of our named executive officers exercised any stock options or similar awards we or Applied Digital granted to them, nor did any stock or similar award granted by us or Applied Digital to any of our named executive officers vest.

Pension Benefits

None of our named executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change in Control

We have entered into employment agreements, as well as an Executive Management Change in Control Plan, with certain of our named executive officers that require us to make payments upon termination or a change in control of the Company. These arrangements are discussed below.

Scott R. Silverman

The compensation due Mr. Silverman in the event of the termination of his employment agreement with us varies depending on the nature of the termination.

Resignation and Termination for Cause. In the event the agreement is terminated by reason of Mr. Silverman’s resignation or for “cause,” Mr. Silverman is entitled to:

•	any and all earned but unpaid base salary and any and all earned but unpaid incentive compensation as of the date of termination, to be paid within 30 days of Mr. Silverman’s last day of service; and

•	50% of his then base salary for a period of two years from the date of termination.

In addition, any vested stock options held by Mr. Silverman on his last day of service remain exercisable for the term of the options.

“Cause” is defined as conviction of a felony or Mr. Silverman’s being prevented from providing services under his employment agreement as a result of his violation of any law, regulation and/or rule.

If Mr. Silverman had been terminated for cause or if he had resigned on December 31, 2006, Mr. Silverman would have received an aggregate of $420,000 payable on a bi-weekly basis over a period of two (2) years from the date of termination. In addition, we would have been required to take a compensation charge in connection with the value of his stock options exercisable for shares of our common stock of approximately $2,540,000. The 500,000 restricted shares of our common stock granted to Mr. Silverman in connection with his appointment as our chief executive officer would be forfeited in the event Mr. Silverman resigns or is terminated for cause on or before December 31, 2008.

Disability, Death, Constructive Termination or Termination Without Cause. In the event the agreement is terminated by reason of Mr. Silverman’s “total disability,” death or constructive termination (defined as a material breach by us of our obligations under the agreement), or without cause, Mr. Silverman is entitled to, in addition to our maintaining his fringe benefits through December 31, 2011:

•	any and all earned but unpaid base salary and any and all earned but unpaid incentive compensation as of the date of termination;

•	the greater of (A) his then base salary from the date of termination through December 31, 2011, or (B) two times his then base salary; and

•
the average bonus paid by us to Mr. Silverman for the three full calendar years immediately prior to the date of termination, or 50% of the bonus paid by Applied Digital to Mr. Silverman in 2006, if the termination occurs in 2007, or 75% of the bonus paid by us to Mr. Silverman in 2007, if the termination occurs in 2008, which amount shall be interpolated from the date of termination through December 31, 2011.

In addition, any outstanding stock options held by Mr. Silverman on his last day of service shall vest and become exercisable as of the date of termination, and will remain exercisable for the term of the options. Mr. Silverman would also retain all rights to the 500,000 restricted shares of our common stock granted to him in connection with his appointment as our chief executive officer. We have also agreed to continue to pay all remaining lease payments on the automobile then used by Mr. Silverman and to maintain Mr. Silverman on our group medical plan on the same conditions as if he remained an employee until he is eligible to be covered under another comparable group medical plan.

“Total disability” is defined as Mr. Silverman’s inability, due to illness, accident or any other physical or mental incapacity, to perform his usual responsibilities performed by him for us prior to the onset of such disability, for one hundred eighty (180) consecutive days during the term of the agreement.

If Mr. Silverman had been terminated on December 31, 2006, without cause or as a result of his total disability, death or constructive termination, Mr. Silverman would have received $4,656,600, such payment to be made at our option in cash or our stock within sixty (60) days of his last day of service. Mr. Silverman would have also received benefits (Company-paid health insurance and automobile lease payments) in amounts per year ranging from $27,000 to $75,000, assuming health insurance is paid for a period of eighteen (18) months.

Under the agreement, if Mr. Silverman, at his sole option, does not desire to receive stock in connection with a termination without cause or resulting from his total disability, death, or constructive termination, then we would be obligated to pay him fifty percent (50%) of the amounts due in cash within sixty (60) days of his last day of service, with the remaining amount due to be paid within one hundred eighty (180) days of his last day of service; provided, that we would be obligated to continue to pay him his then base salary for one hundred eighty (180) days from his last day of service, which payments would be credited against the amount due by us to him.

Change in Control. In the event of a “change in control,” Mr. Silverman is entitled to the sum of:

•	any and all earned but unpaid base salary and earned but unpaid incentive compensation as of the date of the change in control;

•	five times his then base salary; and

•
five times the average incentive compensation paid by us to Mr. Silverman for the three full calendar years immediately prior to the change in control, or the number of calendar years completed prior to the change in control, if less than three calendar years.

In addition, any outstanding stock options shall vest and become exercisable at the date of the change in control and will remain exercisable for the term of the option. We have also agreed to continue to pay all remaining lease payments on the automobile then used by Mr. Silverman.

Under the agreement, a “change in control” shall be deemed to occur if any person or entity (or persons or entities acting as a group) acquires our stock that, together with stock then held by such person, entity or group, results in such person, entity or group holding more than fifty (50%) percent of the fair market value or total voting power of us, as well as the members of our board of directors prior to the transaction no longer constituting a majority of the members of our board of directors following such transaction. The following shall not be deemed a change in control:

•	the acquisition of our stock by our parent company, Applied Digital or its affiliates;

•	a public offering or sale to the public of our stock; or

•
a merger with another company, unless such merger also results in the members of our board of directors prior to such transaction not constituting a majority of our board of directors following such transaction.

In the event a change in control had occurred on December 31, 2006, Mr. Silverman would have received $2,100,000, payable within ten (10) days of the change in control. Mr. Silverman would also have received benefits (automobile lease payments) in the amount of $25,500.

The employment agreement prohibits Mr. Silverman from competing with us or any of our affiliates by directly or indirectly engaging in any of our or their respective businesses, or any business comparable to our business or that of our affiliates, during the term of the employment agreement and for a period of two years following his resignation from us at any location at which we or our affiliates conduct business and/or provide any services. The employment agreement also includes a provision relating to non-disclosure of proprietary information.

Daniel A. Gunther

The compensation due Mr. Gunther in the event of the termination of his employment agreement with us varies depending on the nature of the termination. For information about the compensation due Mr. Gunther in the event of a change in control of the Company, see “Executive Management Change in Control Plan (applicable to Daniel A. Gunther and William J. Caragol).”

Resignation and Termination for Cause. In the event the letter agreement dated March 2, 2007, between us and Mr. Gunther is terminated by reason of Mr. Gunther’s resignation or for “Cause,” Mr. Gunther is not entitled to any compensation. “Cause” is defined as conviction of a felony or Mr. Gunther’s being prevented from providing services under his agreement as a result of his violation of any law, regulation and/or rule.

Termination for Any Reason Other Than For Cause. In the event the agreement is terminated by VeriChip Canada or VHI for any reason other than for Cause, including any material breach of the employment agreement, Mr. Gunther's termination payment shall be equal to two (2) multiplied by the sum of (a) Mr. Gunther's then current base salary and (b) Mr. Gunther's average aggregate incentive compensation for the then previous three fiscal years of the Company (or, in the event Mr. Gunther's termination occurs in 2007, the average of Mr. Gunther's aggregate incentive compensation with respect to each of 2005 and 2006). Such termination payment shall be made within 30 days of the date of termination.

If Mr. Gunther had been terminated on December 31, 2006, Mr. Gunther would not have received any termination payments, because his employment agreement was not amended to provide for termination payments until March 2, 2007.

Executive Management Change in Control Plan (applicable to Daniel A. Gunther and William J. Caragol)

Under this plan, in the event of a “Change in Control” (as defined below)—provided that either Mr. Gunther or Mr. Caragol, as the case may be, was (i) an employee of the Company on the date of the consummation of the Change in Control transaction or (ii) was an employee of the Company within the immediately preceding six-month period prior to the consummation of the Change in Control transaction, who was terminated without “Cause” (as defined below) during such six-month period—Mr. Gunther or Mr. Caragol, as the case may be, is entitled to the sum of:

•	any and all earned but unpaid base salary and earned but unpaid incentive compensation as of the date of the Change in Control;

•	the Multiplier (as defined below) times his then base salary; and

•
the Multiplier times the average bonus paid by us to him (either Mr. Gunther or Mr. Caragol, as the case may be) for the three full calendar years immediately prior to the Change in Control (provided, however, that if the Change in Control occurs in 2007, then the average bonus shall mean the average of the bonus earned in 2006 and the pro rata portion of the total target bonus for 2007, and if the Change in Control occurs in 2008, then the average bonus shall mean the average of bonuses earned in 2006 and 2007).

A “Change in Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

•
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, (the “Exchange Act”) (other than a Controlling Stockholder (as defined below), any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled generally to vote in the election of the Board of Directors of the Company (other than the occurrence of any contingency);

•
the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity, which is consummated, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

•
the effective date of a complete liquidation of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, which in both cases are approved by the stockholders of the Company as may be required by law.

“Cause” shall include, but not be limited to, gross negligence, willful misconduct, flagrant or repeated violations of the Company's policies, rules or ethics, a material breach by either of Mr. Caragol or Mr. Gunther, as the case may be, of any employment agreement between him and the Company, alcohol, substance abuse, sexual or other unlawful harassment, disclosure of confidential or proprietary information, engaging in a business competitive with the Company, or dishonest, illegal or immoral conduct.

“Multiplier” is defined as 1.5, but shall increase by 0.5 on December 31, 2007 and by an additional 0.5 on each December 31 after December 31, 2007, until the Multiplier reaches a cap of 3.

“Controlling Stockholder” means (i) Applied Digital, (ii) any direct or indirect subsidiary of Applied Digital, whether or not existing on March 2, 2007, and (iii) any direct or indirect subsidiary of Applied Digital with which Applied Digital merges or consolidates (irrespective of which entity is the surviving corporation) or to which Applied Digital sells all or substantially all of its assets—provided that a Controlling Stockholder shall cease to be a Controlling Stockholder if any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than another Controlling Stockholder) is or becomes (including, without limitation, as a result of a merger, consolidation, tender offer or otherwise) the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of such Controlling Stockholder representing more than 50% of the combined voting power of such Controlling Stockholder’s then outstanding securities entitled generally to vote in the election of the Board of Directors of such Controlling Stockholder (other than upon the occurrence of any contingency).

For purposes of calculating the change in control compensation due upon a Change in Control, such compensation will be decreased by the amount of any compensation (salary or bonus) that is contractually guaranteed by an acquiror in a Change in Control transaction, so long as the guaranteed compensation relates to an executive position that is of the same or increased level of responsibility and authority and at the same or higher salary and bonus levels as the executive held as of March 2, 2007. Such Change in Control compensation must be paid within ten (10) days of the consummation of the Change in Control transaction.

In addition, any outstanding stock options, restricted stock or other incentive compensation awards held by the executive as of the date of the Change in Control shall become fully vested and exercisable as of such date, and, in the case of stock options, shall remain exercisable for the life of the option (or, in the case of any Change in Control transaction involving all of the common stock of the Company, such options shall vest immediately prior to the consummation of the Change in Control transaction so that the shares issuable upon such exercise may be sold in the Change in Control transaction).

In the event a change in control had occurred on December 31, 2006, neither Mr. Caragol nor Mr. Gunther would have received any change in control compensation, because the Executive Management Change in Control Plan was not effective until March 2, 2007.

Nurez Khimji

Our executive agreement with Nurez Khimji, as amended by the addendum to the agreement, provides that we may terminate Mr. Khimji’s employment upon six months’ prior written notice. On August 2, 2006, we provided Mr. Khimji with a notice of termination of his employment. Accordingly, Mr. Khimji was paid his salary every second week, in the normal payroll cycle, through February 3, 2007. He also received his health benefits through February 3, 2007. We paid Mr. Khimji $25,683 for the first two quarters of 2006 using the quarterly year-to-date revenue performance objective. For the second two quarters of 2006 and fiscal year 2006, Mr. Khimji did not meet the specified performance objectives, and thus, he was not eligible to receive any additional incentive compensation. As of December 31, 2006, the amount of such salary paid to Mr. Khimji following the notice of termination was approximately $57,725; and the amount of salary and health benefits paid to Mr. Khimji between January 1, 2007 through February 3, 2007 was approximately $13,968.

Malik Talib

Our executive agreement with Malik Talib, as amended by the addendum to the agreement, provides that we may terminate Mr. Talib’s employment upon one year’s prior written notice or payment of an amount equal to the aggregate of his salary paid in the 12 months prior to the month of termination. Notice of termination was given to Mr. Talib on November 7, 2006 with an effective date of November 15, 2006 such that his employment will terminate on November 15, 2007. Under the terms of the addendum, Mr. Talib will continue to receive his salary and health benefits until November 15, 2007; however, he will not receive any incentive compensation. As of December 31, 2006, the amount of such salary paid to Mr. Talib following the notice of termination was approximately $23,600; and the amount of salary and health benefits owed to Mr. Talib for the period from January 1, 2007 through November 15, 2007 is approximately $170,474. We are paying one-third of his salary every second week, in the normal payroll cycle, and will continue to do so through November 15, 2007. We are also paying one-third of the cost of his health benefits through November 15, 2007. Applied Digital and Digital Angel are paying the remaining two-thirds of Mr. Talib's base salary and the cost of his health benefits.

Executive Employment Arrangements

Scott R. Silverman

Scott R. Silverman was appointed as our chief executive officer effective December 5, 2006 and entered into an employment and non-compete agreement with us dated December 5, 2006. The employment agreement provides for an initial base salary of $420,000 per year, with the base salary being subject to an annual increase of no less than 10% in each of the second and third years of the term of the agreement. The term of the agreement is five years from the effective date. Mr. Silverman is entitled to other fringe benefits generally available for similarly situated employees, such as participation in the Company’s 401(k) plan, Company-paid health insurance, and reimbursement of reasonable business expenses, as well as use of an automobile leased by the Company and payment of all applicable annual membership dues relating to a private club. The membership dues at the private club are approximately $2,700 per year. He also receives a Company-paid $2,000,000 executive term life policy, under which we are the beneficiary of $1,750,000. In addition, we are obligated to pay to Mr. Silverman $45,000 per year during the term of the agreement, payable in two equal installments of $22,500 on or before January 15 and July 15, representing non-allocable expenses that are to be deemed additional compensation to Mr. Silverman.

The employment agreement specifies that Mr. Silverman will be eligible to receive incentive compensation for each calendar year during the term of the agreement in an amount to be determined by our board of directors. On April 2, 2007, our compensation committee approved an executive management incentive compensation plan for fiscal year 2007 for Mr. Silverman. Under the plan, Mr. Silverman may earn up to $1,550,000. For a description of the plan, see “Compensation under Individual Senior Management Incentive Compensation Plans.”

Under the employment agreement, Mr. Silverman received 500,000 shares of restricted common stock. The shares are subject to forfeiture in the event Mr. Silverman resigns or is terminated for cause on or before December 31, 2008.

For a description of the termination and change in control provisions of Mr. Silverman’s employment agreement, see “Potential Payments Upon Termination or Change in Control.”

The employment agreement prohibits Mr. Silverman from competing, directly or indirectly, with us or any of our affiliates in any of our or their respective businesses during the term of the employment agreement and for a period of up two years following his resignation from the Company. The employment agreement also includes a provision relating to non-disclosure of proprietary information.

Kevin H. McLaughlin

Kevin H. McLaughlin served as our chief executive officer from March 2005 through December 2, 2006, at which time he resigned as chief executive officer and as a director of the Company. At the time of his resignation, Mr. McLaughlin was receiving an annual base salary of $200,000 and a monthly car allowance of $750. Mr. McLaughlin also received Company-paid health insurance and a Company-paid $250,000 executive term life policy.

In connection with Mr. McLaughlin’s resignation, he received his salary and benefits through March 31, 2007; received incentive compensation for 2006 under the terms of his senior management incentive compensation plan; and all of his outstanding stock options were deemed to remain exercisable for the life of the option. However, he will not receive incentive compensation for 2007.

William J. Caragol

William J. Caragol was appointed as our chief financial officer effective August 21, 2006 and entered into an offer letter with us dated August 2, 2006. The offer letter provides for an initial base salary of $150,000 per year and other benefits generally available for similarly situated employees, such as participation in the Company’s 401(k) plan and Company-paid health insurance. In addition, pursuant to the offer letter, certain of the moving and related expenses associated with the relocation of Mr. Caragol and his family from Northern Virginia to Florida were paid or reimbursed by the Company. On March 2, 2007, the compensation committee approved an increase in Mr. Caragol's base salary to $165,000.

The offer letter includes provisions relating to ownership of proprietary information, disclosure and ownership of inventions and non-solicitation of customers. Mr. Caragol has agreed that, while our employee and for the one-year period following the end of his employment, he will not, directly or indirectly, attempt to solicit or in any other way disturb or service any person, firm or corporation that has been a customer, employee or vendor of the Company, or that of its current or future affiliates, at any time within one year prior to the end of his employment. On April 2, 2007, our compensation committee approved an executive management incentive compensation plan for fiscal year 2007 for Mr. Caragol. Under the plan, Mr. Caragol may earn up to $875,000. For a description of the plan, see “Compensation under Individual Senior Management Incentive Compensation Plans.”

Daniel A. Gunther

Daniel A. Gunther was appointed as our president effective June 10, 2005. Mr. Gunther entered into an employment agreement with us dated August 11, 2005, with an effective date of June 10, 2005, which provided for an initial base salary of CDN $210,000 per year and other benefits generally available for similarly situated employees, such as company-paid health insurance. On March 2, 2007, the employment agreement was amended to increase Mr. Gunther's annual salary to CDN $250,000 as a result of his appointment as president and chief executive officer of the Canadian subsidiaries.

The employment agreement includes provisions relating to ownership of proprietary information, disclosure and ownership of inventions and non-solicitation of customers. In the last regard, Mr. Gunther has agreed that, while our employee and for the one-year period following the end of his employment, he will not, directly or indirectly, attempt to solicit or in any other way disturb or service any person, firm or corporation that has been a customer, employee or vendor of the Company, or that of its current or future affiliates, at any time within one year prior to the end of his employment.

Malik Talib

On April 28, 2006, Malik Talib was appointed as a senior vice president of the Company, our parent company, Applied Digital, and Applied Digital’s majority-owned subsidiary, Digital Angel. Prior to this appointment, Mr. Talib was an executive officer of the Company, serving as an executive vice president of VHI, our wholly-owned subsidiary. At the time of his appointment as senior vice president, Mr. Talib ceased to be considered an executive officer of the Company. VHI, formerly EXI Wireless Inc., and Mr. Talib entered into an addendum to an executive agreement, dated February 1, 2000, between EXI Wireless Inc. and Mr. Talib which addendum became effective as of April 1, 2005.

We gave Mr. Talib notice of termination of his employment on November 7, 2006, with an effective date of November 15, 2006, such that his employment will terminate on November 15, 2007. Mr. Talib has agreed that, if he is no longer employed by us, he will not, for a period of two years, engage in any aspect of the wireless technology business in North America or solicit any of our customers or employees.

Nurez Khimji

Nurez Khimji served as our chief financial officer from April 1, 2005 through August 2, 2006 at which time his employment with the Company was terminated. Previously, Mr. Khimji was serving as chief financial officer of EXI Wireless. VHI, formerly EXI Wireless Inc., and Mr. Khimji are parties to an executive agreement, dated December 17, 2001, as amended as of April 29, 2004. We entered into an executive agreement addendum with Mr. Khimji effective as of April 1, 2005.

We gave Mr. Khimji notice of termination of his employment on August 2, 2006. Under the terms of his executive agreement, Mr. Khimji agreed that, for a period of two years from the time of termination of his employment, he would not: (i) engage in the research, development, manufacture, distribution and marketing of wireless technologies, including radio tagging which uses RFID technology; or (ii) solicit any customers or active prospects, at the time of the termination of his employment, for the purpose of selling or supplying any product or service that competes with or is similar to this business.

Director Compensation

Prior to our initial public offering, our non-employee directors, other than Tommy G. Thompson, did not receive any cash compensation for their service as directors. We did, however, reimburse our non-employee directors for their reasonable out-of pocket expenses in connection with attendance at board and board committee meetings.

2006 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Tommy G. Thompson(1)	$40,000	—	—	—	—	—	$40,000
Daniel E. Penni(2)	—	—	—	—	—	—	—
Paul C. Green(3)	—	—	—	—	—	—	—
Constance K. Weaver(4)	—	—	—	—	—	—	—

(1)
Mr. Thompson received an annual fee of $40,000, in cash, for his service on our board of directors and reimbursement for Company-related expenses. As of December 31, 2006, Mr. Thompson held options to purchase 55,556 shares of our common stock. On March 8, 2007, Mr. Thompson resigned from our board of directors.

(2)	As of December 31, 2006, Mr. Penni held options to purchase 66,666 shares of our common stock.
(3)	As of December 31, 2006, Mr. Green did not hold any options to purchase shares of our common stock.
(4)	As of December 31, 2006, Ms. Weaver held options to purchase 77,777 shares of our common stock.

Our board of directors approved that each of our non-employee directors would receive cash compensation for his or her service as a director, effective upon our becoming a public company, as follows:

•	a quarterly fee of $5,000; and

•	an additional quarterly fee of $1,000 to the chairperson of our audit committee.

Our non-employee directors will also continue to be reimbursed for out-of-pocket expenses incurred in attending board and board committee meetings.

In connection with his appointment to our board, Mr. Thompson received a grant of options exercisable for 100,000 shares of common stock of Applied Digital on July 5, 2005 at an exercise price of $3.23 per share. Such options were fully vested and outstanding at December 31, 2006.

Ms. Weaver, who is a member of our board of directors and the Applied Digital board, and serves as a member of the compensation committee of Applied Digital, received a stock award of 8,989 shares of common stock of Applied Digital on May 25, 2006 as payment for a portion of her director's fees at Applied Digital. At December 31, 2006, Ms. Weaver owned fully vested options exercisable for:

•	322,800 shares of Applied Digital common stock;
•	82,950 shares of Digital Angel common stock; and
•	200,000 shares of Thermo Life common stock.

At December 31, 2006, Mr. Penni, who is a member of our board of directors and the Applied Digital board, and serves as a member of the compensation committee of both boards, owned fully vested options exercisable for:

•	357,800 shares of Applied Digital common stock; and
•	200,000 shares of Thermo Life common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since our incorporation in November 2001, there has not been, and there is not currently proposed any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any related person, including any current director, executive officer, holder of more than 5% of our capital stock, or entities affiliated with them, had a material interest, other than in the transactions described below.

Director and Officer Roles and Relationships with Applied Digital Solutions, Inc. and its Other Affiliates

Several of our directors and executive officers have served, and in certain cases, continue to serve as directors and officers of Applied Digital Solutions, Inc., or Applied Digital, which owns a majority position in our common stock, and its other affiliates—Digital Angel Corporation, InfoTech USA, Inc. and Thermo Life Energy Corp. By virtue of the relationships described below, certain of our directors and executive officers may face situations in which there are actual or apparent conflicts of interest that could interfere, or appear to interfere, with their ability to act in a manner that is in our best business interests.

At the board level:

•	Three of our five directors—Scott R. Silverman, Daniel E. Penni and Constance K. Weaver—currently serve on the five-member Board of Directors of Applied Digital.

•	Mr. Silverman serves as the chairman of our Board of Directors and as chairman of the Board of Directors of each of Applied Digital, Digital Angel and InfoTech.

•
Mr. Penni serves as the chair of the compensation committee of our board and the compensation committee of Applied Digital’s board. He also serves on the audit, nominating, and compliance and governance committees of Applied Digital’s board.

•	Ms. Weaver serves as the chair of the compliance and governance committee, and as a member of the compensation, nominating, and technology committees, of Applied Digital’s board.

•
Kevin H. McLaughlin, who resigned as our chief executive officer and as a member of our Board of Directors effective December 2, 2006, previously served as a director of Digital Angel and the chairman of the board of InfoTech.

•	Jeffrey S. Cobb serves as a member of our compensation committee and as a member of the compensation, audit, and nominating committees of InfoTech USA, Inc.

In addition, Dr. Howard S. Weintraub, a member of our medical advisory board, is a member of the Digital Angel Board of Directors.

At the officer level:

•
Mr. Silverman served as president of Applied Digital from March 2002 to March 2003, acting president of Applied Digital from April 2005 to December 2006, and as the chief executive officer of Applied Digital from March 2003 to December 2006, until he assumed the position of our chief executive officer on December 5, 2006.

•	Mr. Silverman also served as the chief executive officer of Thermo Life, a company with two employees that has not generated any revenue since its formation through April 4, 2007.

•	Mr. McLaughlin served as the president of Applied Digital from May 2003 to April 2005.

In their various capacities with Applied Digital and its other affiliates, Messrs. Silverman and McLaughlin, as well as Mr. Penni and Ms. Weaver, have been granted stock option awards by Applied Digital and, in certain cases, one or more of such other affiliates.

Transactions with Applied Digital

Loan from Applied Digital

As of December 31, 2006, we owed Applied Digital approximately $12.9 million of principal, which amount represented the largest aggregate amount of principal balance outstanding during the year ended December 31, 2006, and approximately $0.8 million of accrued interest. Approximately $0.7 million of principal reductions were made and no amount of interest was paid during the year ended December 31, 2006.

The largest principal amount of indebtedness outstanding to Applied Digital for the years ended December 31, 2004 and 2005, was $3.2 million and $5.4 million, respectively, and the amount of principal reduction during such years was $0.8 million and $0.8 million, respectively. No interest was paid during 2004 and 2005.

To evidence our indebtedness to Applied Digital, on December 27, 2005, we entered into a commercial loan agreement with Applied Digital providing us with a revolving line of credit of up to $8.5 million. Concurrent with our entering into the loan agreement, we executed a promissory note with a face amount of $8.5 million. The note originally provided for interest to accrue on the unpaid principal balance outstanding at a variable rate equal to the highest prime rate of interest as published in The Wall Street Journal from time to time. The note provided that the principal amount outstanding, plus accrued and unpaid interest, would be due on June 27, 2007, unless by such date Applied Digital elected to extend the repayment date for an additional year. Further extension of the repayment date could be made on each anniversary date of the note until the note’s final maturity date of December 27, 2010. In the event of our consummation of an initial public offering of our common stock or change in our ownership or management, the note provided that we would be obligated to repay in full all principal, interest and any fees and expenses within two business days of such event. Under the terms of a related security agreement, our indebtedness and all other obligations under the loan agreement were and continue to be secured by a lien on all of our property and assets, including the stock of our subsidiaries, but were not secured by any of the property or assets of our subsidiaries.

On October 6, 2006, we and Applied Digital entered into an amendment to the loan documents that provided for additional available borrowings under the loan, primarily to allow us to pay a $2.0 million purchase price installment paid in connection with our 2005 acquisition of Instantel and to pay the costs associated with our initial public offering. The amendments, among other things:

•	increased the principal amount available under the revolving line of credit to $13.0 million and amended the face amount of the promissory note to that amount;

•	modified the interest rate on all existing and future borrowings to a fixed rate of 12% per annum; and

•
amended the renewal date relating to Applied Digital’s option to extend the repayment date of the note from June 27, 2007 to July 1, 2008 so that Applied Digital, at its sole discretion, had the option to extend the note on July 1, 2008 and on each anniversary date of the note until the final maturity date of December 27, 2010.

On January 19, 2007, February 8, 2007 and February 13, 2007, we and Applied Digital entered into further amendments to the loan documents. These latest amendments provide for the following:

•	the increase in the maximum principal amount of indebtedness that we may incur prior to the consummation of this offering to $14.5 million;

•
the loan ceasing to be a revolving line of credit and our having no ability to incur additional indebtedness to Applied Digital under the loan agreement upon the consummation of our initial public offering;

•	interest continuing to accrue on the outstanding indebtedness at a rate of 12% per annum;

•	our partial repayment of our indebtedness to Applied Digital, in the amount of $3.5 million, upon the consummation of our initial public offering;

•	our not having an obligation to repay any additional amount of our indebtedness until January 1, 2008;

•	effective from and after the payment of the $3.5 million, interest which has accrued as of the last day of each month being added to principal;

•	from January 1, 2008 through January 1, 2010, our repayment of a portion of our indebtedness, on the first day of each month, in the amount of $300,000 per month; and

•	a final balloon payment equal to the then outstanding principal amount, plus accrued and unpaid interest, on February 1, 2010.

The purpose of the amendments was to provide for additional availability under the loan, primarily to allow us to make the second purchase price payment in connection with our 2005 acquisition of Instantel and to pay costs associated with our initial public offering. A portion of the increase, which became effective under the January 19, 2007 amendment, was used to cover approximately $0.7 million of intercompany advances made to us by Applied Digital during the first week of January 2007. The availability under the loan was not increased by the February 8, 2007 amendment.

The modified interest rate was negotiated between the parties and represented the rate that Applied Digital was then incurring on debt owed to its lender. This interest rate may not be comparable to what we could obtain from independent third parties. We amended the repayment terms of the loan to allow us to retain a greater portion of the net proceeds of our initial public offering for use in our business, thereby improving our liquidity for at least 12 to 18 months following our initial public offering.

In accordance with the terms of the loan agreement, as amended, we paid Applied Digital $3.5 million on February 14, 2007.

Amended and Restated Transition Services Agreement

We entered into an amended and restated transition services agreement, effective upon the consummation of our initial public offering, with Applied Digital which amends and restates the transition services agreement we entered into with Applied Digital on December 27, 2005. Under the terms of the amended and restated transition services agreement, Applied Digital has agreed to provide us with certain administrative transition services and payment of expenses that Applied Digital provided prior to the date of the original transition services agreement. These administrative services include payroll, legal, finance, accounting, information technology and tax services, and services related to this offering.

As compensation for these services, we have agreed to pay Applied Digital (i) approximately $62,000 per month under the existing agreement and approximately $72,000 per month under the amended and restated agreement for the estimated costs of such services allocable to us, (ii) Applied Digital’s reasonable out-of-pocket direct expenses incurred in connection with providing these services, (iii) Applied Digital’s expenses incurred in connection with services provided to us in connection with this offering and (iv) any charges by third party service providers that may or may not be incurred as part of this offering and that are attributable to transition services provided to or for us.

The term of the amended and restated transition services agreement continues until such time as we request Applied Digital to cease performing the transition services, provided that Applied Digital is not obligated to continue to provide such services for more than twenty-four months subsequent to the effective date. Except for any request by us that Applied Digital cease to perform transition services, the amended transition services agreement may not be terminated by either party except in the event of a material default in Applied Digital’s delivery of the transition services or if we fail to make payment for those services in accordance with the amended transition services agreement.

The amended transition services agreement adds several new provisions to the original transition services agreement including, but not limited to, provisions that minimize the expenses and costs allocated to us, address information technology security and other information technology matters, and provide for audit rights and a mechanism for dispute resolution.

The terms of the amended transition services agreement were negotiated between certain of our executive officers and certain executive officers of Applied Digital. Our cost for the transition services continues to be based upon historical amounts incurred by Applied Digital for such services to third parties. Accordingly, we believe that the terms of the transactions are comparable to terms that one could obtain from independent third parties.

 2006 Tax Allocation Agreement

Prior to our initial public offering, we were included in Applied Digital’s federal consolidated income tax group, and our federal income tax liability, if any, has been included in the consolidated federal income tax liability of Applied Digital and its subsidiaries. Upon completion of our initial public offering we were no longer a part of the Applied Digital consolidated income tax group under applicable provisions of the Internal Revenue Code of 1986, as amended, and regulations thereunder, and will file a separate tax return. Prior to the completion of our initial public offering, we entered into a tax allocation agreement with Applied Digital providing for each of the parties’ obligations concerning various tax liabilities. Under the agreement, effective February 14, 2007, we are generally liable for, and will indemnify Applied Digital if necessary, with respect to federal income taxes and any state taxes measured by net income, and any interest or penalties thereon or additions to such tax that are either (i) imposed on or incurred by us for any taxable period ending prior to the completion of our initial public offering, or (ii) equitably apportioned to us by Applied Digital for all tax periods beginning before and ending on or after the date of completion of our initial public offering. We are also liable for any other taxes (and any interest or penalties thereon or additions to such taxes) attributable to us or our subsidiaries for any period.

Each member of a consolidated group for U.S. federal income tax purposes is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Accordingly, although the tax allocation agreement allocates tax liabilities between Applied Digital and us, for any period in which we were included in Applied Digital’s consolidated group, we could be liable in the event that any federal tax liability was incurred, but not discharged, by any other member of the group. Applied Digital will indemnify us for such liability, to the extent that such liability is not attributable to us, as described above.

The tax allocation agreement further provides for cooperation with respect to tax matters, the exchange of information and the retention of records which may affect the tax liability of either party. In addition, the tax allocation agreement will allocate responsibility for various unanticipated taxes.

Certain states may require that we be included in a unitary or other combined tax return with Applied Digital. If that occurs, Applied Digital will file such returns and our share of the actual tax liability will be allocated to us in a manner consistent with the methodology now followed by Applied Digital and us.

EXI Wireless Inc. Acquisition

On March 31, 2005, Applied Digital acquired EXI Wireless Inc., now known as VHI, through a plan of arrangement under which Applied Digital paid CDN$1.60 for each outstanding share of EXI Wireless (a total of 10,265,178 EXI Wireless common shares were outstanding on March 31, 2005), with the purchase price payable in shares of Applied Digital’s common stock based on the daily weighted-average closing price of Applied Digital’s common stock quoted for the ten consecutive trading days that ended three trading days before the closing. The resulting exchange ratio was 3.0295 shares of EXI Wireless’ common stock for each share of Applied Digital’s common stock. Accordingly, Applied Digital issued 3,388,407 shares of its common stock valued at approximately $11.7 million to EXI Wireless’ shareholders. In addition, all outstanding EXI Wireless options and warrants were converted pro rata, based upon the exchange ratio, into options or warrants exercisable into shares of Applied Digital’s common stock. Effective March 31, 2005, Applied Digital contributed the EXI Wireless shares to us, under the terms of an exchange agreement between Applied Digital and us dated June 9, 2005, in consideration for approximately 1.1 million shares of our common stock.

Instantel Acquisition

On June 10, 2005, we and VHI, entered into a share purchase agreement with Instantel, Instantel Holding Company, Perceptis, L.P., and Applied Digital, to acquire 100% of the common stock of Instantel. Under the terms of the share purchase agreement, Instantel became a wholly-owned subsidiary of VHI.

The purchase price for Instantel was $25.0 million, if the sellers elected to receive the second purchase price payment in some combination of our and Applied Digital’s common stock, or $24.5 million, if the sellers elected to receive the second purchase price payment only in cash. The first purchase price payment of $22.0 million was paid in cash at the closing of the transaction. The second payment was required to be made on the earlier of (i) the closing of our initial public offering or (ii) September 30, 2006. Prior to September 30, 2006, Perceptis notified us that it elected to receive the second payment in cash, and on October 10, 2006, we paid Perceptis approximately $2.0 million, which included a holdback of a portion of the amount due to Perceptis resulting from an indemnification claim of approximately $0.5 million. A final payment of up to $0.5 million may be due upon resolution of the indemnification claim. We obtained the funds for the $2.0 payment through borrowings under our loan agreement with Applied Digital, described above.

Applied Digital agreed to fund the cost of the initial acquisition payment and to loan us the money to fund the second purchase price payment in order for us to effect the acquisition, which Applied Digital felt was in its best interest as well as the best interest of its stockholders. Because we did not provide Applied Digital with any specific consideration for Applied Digital’s funding of the acquisition, we do not believe that the terms of such funding were comparable to terms that could have been obtained in a transaction with an independent third party.

Trademark Assignment Agreement

Historically, certain of the trademarks and service marks used in our business were licensed from Applied Digital on a royalty free basis, pursuant to a Trademark License Agreement between us and Applied Digital dated August 5, 2005. On December 21, 2006, we entered into a trademark assignment agreement with Applied Digital pursuant to which Applied Digital assigned to us all of its rights, title and interest to these trademarks and service marks, both registered and unregistered, and applications for trademark and service mark registrations filed with the United States Trademark Office and foreign trademark applications. In consideration for such assignment, we paid Applied Digital $10. In addition, under the trademark assignment agreement, Applied Digital agreed to make no further use of these marks or any mark confusingly similar thereto, anywhere in the world, except as may be expressly authorized by us in writing, and further agreed to not challenge our use or ownership, or the validity, of the marks.

Transactions with Digital Angel

We and Digital Angel, a majority-owned subsidiary of Applied Digital, are parties to an agreement dated December 27, 2005, pursuant to which Digital Angel supplies us with the implantable microchips, readers, other products, and the underlying technology relating to the microchip, for use in secure implantable human applications. The microchip and the related underlying technology are used in our VeriMed, VeriGuard and VeriTrace systems. Digital Angel is our sole supplier of the implantable microchips, which it obtains from RME under the terms of a separate supply agreement between Digital Angel and RME.

Under a predecessor agreement with Digital Angel relating to these products and technology, we paid Digital Angel approximately $0.7 million, $0.1 million and $0.6 million during the years ended December 31, 2005, 2004 and 2003, respectively.

We purchased $0.4 million in implantable microchips and related equipment from Digital Angel during the year ended December 31, 2006.

The December 27, 2005 agreement amended and restated the predecessor agreement to afford each party greater protections and rights consistent with terms that could be obtained from independent third parties. The following is a summary of the material modifications to the predecessor agreement effected by the December 27, 2005 agreement:

•
a provision was added to provide us with the right to obtain additional suppliers in the event Digital Angel is unable or unwilling to meet our requirements for the implantable microchip and to permit such additional suppliers to use Digital Angel’s intellectual property to meet our requirements;

•	a provision was removed that required us to exclusively purchase all radio frequency transponders, related reading equipment and systems from Digital Angel;

•	a provision was added to require that we provide Digital Angel with reports of our sales and marketing activities;

•	a provision was added to grant us a license to Digital Angel’s trademarks and trade dress to assist us in selling the products;

•
a provision was added to provide us with the right to inspect and audit the facilities used by Digital Angel for production of the products to assure compliance by Digital Angel with FDA and other rules, regulations and requirements; and

•	a provision was added to provide us with the option to operate the computer database associated with the VeriMed system and cease Digital Angel’s provision of database services.

The predecessor agreement was not amended because of our knowledge that the exclusive rights to use certain of the underlying technology was licensed to other parties in 1994. We amended the predecessor agreement before becoming aware of this. The terms of the predecessor agreement and the amended and restated agreement were negotiated by the executive officers of the respective companies and approved by the independent members of each company’s Board of Directors. Accordingly, we believe that the terms of the agreements were/are comparable to terms that could be obtained from independent third parties.

 Review, Approval or Ratification of Transactions with Related Parties

Our audit committee’s charter requires review and discussion of any transactions or courses of dealing with parties related to us that are significant in size or involve terms or other aspects that differ from those that would be negotiated with independent parties. Our nominating and corporate governance committee’s charter requires review of any proposed related party transactions, conflicts of interest and any other transactions for which independent review is necessary or desirable to achieve the highest standards of corporate governance. It is also our unwritten policy, which policy is not otherwise evidenced, for any related party transaction that involves more than a de minimis obligation, expense or payment, to obtain approval by our Board of Directors prior to our entering into any such transaction. In conformity with our various policies on related party transactions, each of the above transactions discussed in this “Certain Relationships and Related Party Transactions” section has been reviewed and approved by our Board of Directors.

AUDIT COMMITTEE REPORT

The audit committee monitors our accounting and financial reporting process to assist our Board of Directors. Management has primary responsibility for our financial statements, financial reporting processes and internal control over financial reporting. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and evaluating the effectiveness of internal controls and issuing a report thereon. The audit committee’s responsibility is to select the independent auditors and monitor and oversee our accounting and financial reporting processes, including our internal controls over financial reporting, and the audits of our financial statements.

During 2006 and the first quarter of 2007, the audit committee regularly met and held discussions with management and the independent auditors. In the discussions related to our consolidated financial statements for fiscal year 2006, management represented to the audit committee that such consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The audit committee reviewed and discussed with management and the independent auditors the audited consolidated financial statements for fiscal year 2006.

In fulfilling its responsibilities, the audit committee discussed with the independent auditors the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. In addition, the audit committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1, and the audit committee discussed with the independent auditors that firm’s independence. In connection with this discussion, the audit committee also considered whether the provision of services by the independent auditors not related to the audit of our financial statements for fiscal year 2006 is compatible with maintaining the independent auditors’ independence. The audit committee’s policy is that all services rendered by our independent auditor are either specifically approved or are pre-approved and are monitored both as to spending level and work content to maintain the appropriate objectivity and independence of the independent auditor. The audit committee’s policy provides that the audit committee has the ultimate authority to approve all audit engagement fees and terms and that the audit committee shall review, evaluate and approve the annual engagement proposal of the independent auditor.

Based upon the audit committee’s discussions with management and the independent auditors and the audit committee’s review of the representations of management and the report and letter of the independent auditors provided to the audit committee, the audit committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2006 be included in our Annual Report on Form 10-K, for filing with the SEC.

The Audit Committee

Paul C. Green

Daniel E. Penni

Constance K. Weaver

April 18, 2007

The audit committee report above shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that we specifically incorporate it by reference into such filing.

(Proposal 2)

RATIFICATION OF THE APPOINTMENT OF EISNER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Eisner LLP to serve as our independent registered public accounting firm for the year ending December 31, 2007, subject to ratification by our stockholders. Eisner LLP audited our consolidated financial statements for the year ended December 31, 2006.

A representative of Eisner LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The Eisner LLP representative will also be available to respond to appropriate questions from stockholders.

 AUDIT AND NON-AUDIT FEES

For the fiscal years ended December 31, 2006 and 2005, fees for services provided by Eisner LLP were as follows:

	2006	2005

A. Audit Fees	$290,000	$642,897

B. Audit Related Fees (review of registration statements and other SEC filings)	$377,514	$260,900

C. Tax Fees (tax-related services, including income tax advice regarding income taxes within the United States)	--	--

D. All other fees (acquisition due diligence services)	--	--

Total Fees	$667,514	$903,797

Pre-Approval Policies and Procedures

The audit committee has a policy for the pre-approval of all auditing services and any provision by the independent auditors of any non-audit services the provision of which is not prohibited by the Exchange Act of 1934 or the rules of the Securities and Exchange Commission under the Exchange Act. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the audit committee, if it is to be provided by the independent auditor. All fees for independent auditor services will require specific pre-approval by the audit committee. Any fees for pre-approved services exceeding the pre-approved amount will require specific pre-approval by the audit committee. The audit committee will consider whether such services are consistent with the Securities and Exchange Commission’s rules on auditor independence.

All services provided by and all fees paid to Eisner LLP in fiscal 2006 and 2005 were pre-approved by the audit committee of Applied Digital Solutions, of which we were a wholly-owned subsidiary, in accordance with its policy.

Vote Required

To approve this proposal, the affirmative vote of a majority of the votes cast by the stockholders represented in person or represented by proxy at the Annual Meeting and entitled to vote is required. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment of Eisner LLP as our independent registered public accounting firm for the year ending December 31, 2007.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR ratification of the appointment of Eisner LLP as our independent registered public accounting firm for the year ending December 31, 2007.

(Proposal 3)

APPROVAL AND ADOPTION OF THE VERICHIP CORPORATION 2007 STOCK INCENTIVE PLAN
General

A proposal will be presented at the Annual Meeting to approve the Verichip Corporation 2007 Stock Incentive Plan, which was adopted by the Board on April 18, 2007, subject to approval by our stockholders. The complete text of the Stock Incentive Plan is set forth in Appendix A to this Proxy Statement, and stockholders are urged to review it together with the following information, which is qualified in its entirety by reference to Appendix A.

The Stock Incentive Plan will not be effective absent stockholder approval. The Stock Incentive Plan is designed so that incentive stock option awards granted pursuant to its terms would generally be subject to the favorable tax treatment provided to recipients of incentive stock options under Section 422 of the Internal Revenue Code of 1986. The Stock Incentive Plan also is designed so that stock option and certain restricted and other cash and stock awards granted pursuant to its terms would generally not be subject to the tax deduction limits of Section 162(m) of the Internal Revenue Code of 1986. Section 162(m) prevents a publicly held corporation from claiming tax deductions for annual compensation in excess of $1,000,000 to certain of its senior executives. The executives subject to the limitations of Section 162(m) include any individual who, as of the last day of the corporation’s taxable year, is the corporation’s chief executive officer or among the four highest compensated officers other than the chief executive officer. Compensation is exempt from this limitation if it is qualified “performance-based compensation.”

The purpose of this proposal is to request stockholder approval of the material terms of the Stock Incentive Plan in order to qualify incentive stock awards under the Stock Incentive Plan for favorable tax treatment and to achieve application of the qualified performance-based compensation exception to the Section 162(m) deduction limitation and to comply with the stockholder approval requirements of NASDAQ Rule 4350(i). Approval of this proposal will ensure that we are able to receive tax deductions for the full amount of performance-based compensation paid to officers and other employees in the form of stock options, certain restricted stock awards and other types of stock-based payments under the Stock Incentive Plan. One of the requirements for performance-based compensation is that the corporation’s stockholders must approve the material terms of the performance-based compensation. The material terms that must be approved include (1) the employees eligible to receive the performance-based compensation, (2) the objectives under which the performance-based compensation will be determined, and (3) the maximum amount of performance-based compensation that could be paid to any executive in a fiscal year.

The following is a summary of the material terms of the Stock Incentive Plan, including the material terms of the performance goals thereunder that stockholders are being asked to approve.

Description of the Stock Incentive Plan

The following summary of the Stock Incentive Plan is qualified in its entirety by the terms of the Stock Incentive Plan, which is attached to this proxy as Appendix A.

Purpose.

The purposes of the Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees and consultants and to promote the success of our business and to link participants’ directly to stockholder interests through increased stock ownership.

Awards.

The Stock Incentive Plan provides for awards of incentive stock options, nonqualified stock options, restricted stock awards, performance units, performance shares, stock appreciation rights, cash awards and other stock based awards. The Board may adopt plans applicable to particular subsidiaries. With limited exceptions, the rules of such plans may take precedence over other provisions of the Stock Incentive Plan, but may not offer the material terms of the Stock Incentive Plan.

Stock Subject to the Stock Incentive Plan.

The aggregate number of shares of common stock that may be subject to awards under the Stock Incentive Plan, subject to adjustment upon a change in capitalization, is 1,000,000 shares, which is approximately 8% of the fully diluted shares outstanding. Such shares of common stock may be authorized, but unissued, or reacquired shares of common stock. Shares of common stock that were subject to Stock Incentive Plan awards that expire or become unexercisable without having been exercised in full shall become available for future awards under the Stock Incentive Plan.

Administration.

The Stock Incentive Plan may be administered by the Board of Directors or by one or more committees of the Board (the “Administrator”). The Board may require that the Administrator be constituted to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 162(m) of the Code, or both. Subject to the provisions of the Stock Incentive Plan, the Administrator has the power to determine the terms of each award granted, including the exercise price, the number of shares subject to the award and the exercisability thereof. In accordance with applicable law, the Board may, by a resolution adopted by the Board, authorize one or more of our officers to designate officers (other than the officer so authorized) and employees to be recipients of stock options and determine the number of stock options to be granted. Such a Board resolution must specify the total number and the terms, including exercise price, of the stock options that our officer or officers may grant.

Eligibility.

The Stock Incentive Plan provides that the Administrator may grant awards to our and our affiliates employees and consultants, including non-employee directors. Currently, we and our affiliates have approximately 666 employees, 14 non-employee directors, and no consultants who would be potentially eligible for awards under the 2007 Stock Incentive Plan. The Administrator may grant incentive stock options only to employees. A grantee who has received a grant of an award may, if he is otherwise eligible, receive additional award grants. The Administrator selects the grantees and determines the number of shares of common stock to be subject to each award. In making such determination, the Administrator shall take into account the duties and responsibilities of the employee or consultant, the value of his services, his potential contribution to our success, the anticipated number of years of future service and other relevant factors. The Administrator shall not grant to any employee, in any fiscal year, stock options to purchase more than 250,000 shares of common stock.

Maximum Term and General Terms and Conditions of Awards.

The maximum term of any stock option granted under the Stock Incentive Plan generally may not exceed ten years.

Each award granted under the Stock Incentive Plan is evidenced by a written agreement between the grantee and us and is subject to the following general terms and conditions:

(a) Termination of Employment. If a grantee’s continuous status as an employee or consultant terminates (other than upon the grantee’s death, disability, Retirement, Termination for Cause, or Termination by Employer Not for Cause (each defined below)), the grantee may exercise his unexercised option or stock appreciation right, but only within such period of time as is determined by the Administrator (with such determination being made at the time of grant and not exceeding 3 months in the case of an incentive stock option) and only to the extent that the grantee was entitled to exercise it at the date of such termination (but in no event may the option or stock appreciation right be exercised later than the expiration of the term of such award as set forth in the award agreement). A grantee’s restricted stock award shall be forfeited, to the extent it is forfeitable immediately before the date of such termination, or settled by delivery of the appropriate number of unrestricted shares, to the extent it is nonforfeitable. A grantee’s performance shares or performance units with respect to which the performance period has not ended as of the date of such termination shall terminate.

(b) Disability. If a grantee’s continuous status as an employee or consultant terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), unless otherwise provided by the Award

Agreement, such termination shall have no effect on the grantee's outstanding awards. The grantee's outstanding awards shall continue to vest and remain outstanding and exercisable until they expire in accordance with their terms. However, in the case of an incentive stock option, any option not exercised within 12 months after the date of such termination will be treated as a nonqualified stock option.

(c) Death. If a grantee’s continuous status as an employee or consultant terminates as a result of the grantee’s death, unless otherwise provided by the Award Agreement, such termination shall have no effect on the grantee's outstanding awards. The grantee's outstanding awards shall continue to vest and remain outstanding and exercisable until they expire in accordance with their terms. However, in the case of an incentive stock option, any option not exercised within 12 months after the date of such termination will be treated as a nonqualified stock option.

(d) Termination for Cause. If a grantee’s continuous status as an employee or consultant is terminated for Cause, or grantee violates any of the terms of their employment after they have become vested in any of their rights under the Stock Incentive Plan, the grantee’s full interest in such rights shall terminate on the date of such termination of employment and all rights thereunder shall cease. Cause shall mean gross negligence, willful misconduct, flagrant or repeated violations of our policies, rules or ethics, a material breach by the grantee of any employment agreement between the grantee and us, intoxication, substance abuse, sexual or other unlawful harassment, disclosure of confidential or proprietary information, engaging in a business competitive with our business, or dishonest, illegal or immoral conduct.

(e) Termination by Employer Not for Cause. If a grantee’s continuous status as an employee or consultant is terminated by the employer without Cause (Termination by Employer Not for Cause), then, unless otherwise provided by the Award Agreement, such termination shall have no effect on grantee's outstanding awards. Grantee's awards shall continue to vest and remain outstanding and exercisable until they expire by their terms. In the case of an incentive stock option, any option not exercised within 3 months of the date of termination of employment due to death will be treated as a nonqualified stock option. In the case of a grantee who is a Director, the grantee's service as a Director shall be deemed to have been terminated without Cause if the grantee ceases to serve in such a position solely due to the failure to be reelected or reappointed, as the case may be, and such failure is not a result of an act or omission which would constitute Cause.

(f) Retirement of Grantee. If a grantee’s continuous status as an employee or consultant terminates after the grantee’s attainment of age 65 (Retirement), then, unless otherwise provided by the Award Agreement, such termination shall have no effect on grantee's outstanding awards. The grantee's awards shall continue to vest and remain outstanding and exercisable until they expire by their terms. In the case of an incentive stock option, any option not exercised within 3 months of the termination of grantee’s continuous status as an employee or consultant due to Retirement will be treated as a nonqualified stock option.

 (g) Nontransferability of Awards. Generally, an award granted under the Stock Incentive Plan is not transferable by the grantee, other than by will or the laws of descent and distribution, and is exercisable during the grantee’s lifetime only by the grantee. In the event of the grantee’s death, an option or stock appreciation right may be exercised by a person who acquires the right to exercise the award by bequest or inheritance.

Terms and Conditions of Options.

Each option granted under the Stock Incentive Plan is subject to the following terms and conditions:

(a) Exercise Price. The Administrator determines the exercise price of options to purchase shares of common stock at the time the options are granted. As a general rule, the exercise price of an option must be no less than 100% of the fair market value of the common stock on the date the option is granted. The Stock Incentive Plan provides exceptions for certain options granted in connection with our acquisition of another corporation or granted as inducements to an individual’s commencing employment with us.

(b) Exercise of the Option. Each award agreement specifies the term of the option and the date when the option is to become exercisable. The terms of such vesting are determined by the Administrator. An option is exercised by giving written notice of exercise to us, specifying the number of full shares of common stock to be purchased and by tendering full payment of the purchase price to us.

(c) Form of Consideration. The consideration to be paid for the shares of common stock issued upon exercise of an option is determined by the Administrator and set forth in the award agreement. Such form of consideration may vary for each option, and may consist of any combination of cash, cashless exercise, and as permitted by the Administrator, promissory note, other shares of our common stock, or any other legally permissible form of consideration as may be provided in the Stock Incentive Plan and the Award Agreement.

(d) Value Limitation. If the aggregate fair market value of all shares of common stock subject to a grantee’s incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonqualified options.

(e) Other Provisions. The award agreement may contain such other terms, provisions and conditions not inconsistent with the Stock Incentive Plan as may be determined by the Administrator. Shares of common stock covered by options which have terminated and which were not exercised prior to termination will be returned to the Stock Incentive Plan.

Stock Appreciation Rights.

The Administrator may grant stock appreciation rights in tandem with an option or alone and unrelated to an option. Tandem stock appreciation rights shall expire no later than the expiration of the related option. Stock appreciation rights may be exercised by the delivery to us of a written notice of exercise. The exercise of a stock appreciation right will entitle the grantee to receive the excess of the fair market value of a share of common stock on the exercise date over the exercise price for each share of common stock with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right will be in shares of common stock.

Restricted Stock Awards.

The Administrator may grant awards of restricted shares of common stock in such amount and upon such terms and conditions as the Administrator specifies in the award agreement. The Administrator may or may not grant awards of performance-based restricted stock. Only the Compensation Committee of the Board of Directors may serve as the Administrator with respect to awards of performance-based restricted stock.

Restricted Stock Other Than Performance-Based Restricted Stock

Restricted stock other than performance-based restricted stock may be granted to employees and consultants and may be subject to one or more contractual restrictions applicable generally or to a grantee in particular, as established at the time of grant and as set forth in the related restricted stock agreement. The restricted stock agreement sets forth the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the grantee’s interest in the restricted shares will be forfeited. As soon as practicable after a grant has become effective, the shares will be registered to or for the benefit of the grantee, but subject to any forfeiture conditions established by the Administrator. The restricted stock agreement states whether the grantee has the right to receive any cash dividends paid with respect to the restricted shares. If the grantee has no right to receive cash dividends, the Award Agreement may give the grantee the right to receive a cash payment in the future in lieu of the dividend payments, provided certain conditions are met. Common share dividends declared on the restricted shares after grant but before the shares are forfeited or become nonforfeitable are treated as part of the grant of the related restricted shares. A grantee has the right to vote the restricted shares after grant until they are forfeited or become nonforfeitable.

Restricted shares may vest in installments or in lump sum amounts upon satisfaction of the stipulated conditions. If the restrictions are not satisfied, the shares are forfeited and again become available under the Stock Incentive Plan.

In the case of restricted stock grants which vest only on the satisfaction of performance objectives, the Administrator determines the performance objectives to be used in connection with restricted stock awards and the extent to which such objectives have been met. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such performance factors and criteria as the Administrator in its sole discretion selects.

Performance-Based Restricted Stock

The Administrator may make grants of performance-based restricted stock to employees and consultants. The Administrator has absolute discretion to establish the performance criteria that will be applicable to each grant and to determine the percentage of shares that will be granted upon various levels of attainment of the performance criteria. To comply with Section 162(m) of the Code, the establishment of the performance criteria and the determination of the grant formula must be made at the time of grant, but in no event later than 90 days after the commencement of the performance measurement period. The Administrator can select the performance criteria that will be applicable to a grant of performance-based restricted shares from the following list: (1) stock price; (2) average annual growth in earnings per share; (3) increase in stockholder value; (4) earnings per share; (5) net income; (6) return on assets; (7) return on stockholders’ equity; (8) increase in cash flow; (9) operating profit or operating margins; (10) revenue growth of the Company; or (11) operating expenses.

The related performance-based restricted stock agreement sets forth the applicable performance criteria and the deadline for satisfying the performance criteria. No grant of performance-based restricted shares is effective until the Administrator certifies that the applicable conditions (including performance criteria) have been timely satisfied.

The Administrator may also make grants of performance-based restricted stock subject to one or more objective employment, performance or other forfeiture conditions applicable generally or to a grantee in particular, as established by the Administrator at the time of grant and as set forth in the related performance-based restricted stock agreement. The performance-based restricted stock agreement sets forth the  conditions, if any, under which the grantee’s interest in the performance-based restricted shares will be forfeited. If the grant or forfeiture conditions with respect to performance-based restricted shares are not satisfied, the shares are forfeited and again become available under the Stock Incentive Plan.

As soon as practicable after a grant has become effective, the shares are registered to or for the benefit of the grantee, but subject to any forfeiture conditions established by the Administrator. The performance-based restricted stock agreement states whether the grantee has the right to receive any cash dividends paid with respect to the performance-based restricted shares. If the grantee has no right to receive cash dividends, the agreement may give the grantee the right to receive a cash payment in the future in lieu of the dividend payments, provided certain conditions are met. Common share dividends declared on the performance-based restricted shares after grant but before the shares are forfeited or become nonforfeitable are treated as part of the grant of the related restricted shares. A grantee has the right to vote the performance-based restricted shares after grant until they are forfeited or become nonforfeitable.

No more than 250,000 performance-based restricted shares may be granted to a grantee in any calendar year.

Performance Units and Performance Shares.

The Administrator may grant awards of performance units and performance shares in such amounts and upon such terms and conditions, including the performance goals and the performance period, as the Administrator specifies in the award agreement. The Administrator will establish an initial value for each performance unit on the date of grant.

The initial value of a performance share will be the fair market value of a share of common stock on the date of grant. Payment of earned performance units or performance shares will occur following the close of the applicable performance period and in the form of cash, shares of common stock or a combination of cash and shares of common stock.

Cash Awards.

The Administrator may grant cash awards to a grantee. The amount of any cash award in any fiscal year of the Company will not exceed the greater of $100,000 or 100% of the grantee's cash compensation for such fiscal year.

Other Stock Based Awards.

The Administrator may grant other stock-based awards in such amount and upon such terms and conditions as determined by the Administrator. Such awards many include the grant of shares of common stock based on certain conditions, the payment of cash based on the performance of our common stock and the grant of securities convertible into shares of common stock.

Adjustment upon Changes in Capitalization.

In the event of changes in our outstanding stock because of any stock splits, reverse stock splits, stock dividends, combination or reclassification or other change in our capital structure, an appropriate adjustment shall be made by the Board of Directors in: (i) the number of shares of common stock subject to the Stock Incentive Plan; (ii) the number and class of shares of common stock subject to any award outstanding under the Stock Incentive Plan; and (iii) the exercise price of any such outstanding award. The determination of the Board of Directors as to which adjustments shall be made shall be conclusive.

Change in Control.

In the event of a Change in Control, each outstanding award not yet fully exercisable and vested on the date of such transaction shall become fully exercisable and vested on the date of such transaction. Generally, a Change in Control means the acquisition by any person, of 50 percent or more of our combined voting power then outstanding securities, the approval by our stockholders of a merger or consolidation of VeriChip, the effective date of a complete liquidation of VeriChip, or consummation of an agreement for the sale of substantially all of the assets of VeriChip.

In the event of a Change in Control, in addition to the above, the Administrator, in its sole discretion, may take any of the following actions, in its sole discretion: (a) provide for the purchase of any award for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such award; (b) make such adjustment to the awards then outstanding as the Administrator deems appropriate to reflect such transaction or change; and/or (c) provide that each outstanding award shall be assumed or substituted by any successor corporation.

Amendment and Termination of the Stock Incentive Plan.

The Board may at anytime amend, alter, suspend or terminate the Stock Incentive Plan. We must obtain stockholder approval of any amendment to the Stock Incentive Plan in such a manner and to such a degree as is necessary and desirable to comply with Rule 16b-3 of the Exchange Act or Section 422 or Section 162(m) of the Code (or any other applicable law or regulation, including the requirements of any exchange or quotation system on which our common stock is listed or quoted). No amendment or termination of the Stock Incentive Plan shall impair the rights of any grantee, unless mutually otherwise agreed between the grantee and us, which agreement must be in writing and signed by the grantee and us. In any event, the Stock Incentive Plan shall terminate on April 17, 2017. Any awards outstanding under the Stock Incentive Plan at the time of its termination shall remain outstanding until they expire by their terms.

Federal Income Tax Consequences

As previously stated, pursuant to the Stock Incentive Plan, we may grant either “incentive stock options,” as defined in Section 422 of the Code, nonqualified options, restricted stock, stock appreciation rights, stock awards, performance units, performance shares, cash awards or other stock based awards.

An optionee who receives an incentive stock option grant will not recognize any taxable income either at the time of grant or exercise of the option, although the exercise may subject the optionee to the alternative minimum tax.

Upon the sale or other disposition of the shares more than two years after the grant of the option and one year after the exercise of the option, any gain or loss will be treated as a long-term or short-term capital gain or loss, depending upon the holding period. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or disposition equal to the difference between the exercise price and the lower of (a) the fair market value of the shares at the date of the option exercise or (b) the sale price of the shares. We will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

All options that do not qualify as incentive stock options are referred to as nonqualified options. An optionee will not recognize any taxable income at the time he or she receives a nonqualified option grant. However, upon exercise of the nonqualified option, the optionee will recognize ordinary taxable income generally measured as the excess of the fair market value of the shares purchased on the date of exercise over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also our employee will be subject to withholding tax. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the holding period. We will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonqualified option.

With respect to stock awards, stock appreciation rights, performance units and performance shares that may be settled either in cash or in shares of common stock that are either transferable or not subject to a substantial risk of forfeiture under Section 83 of the Code, the grantee will realize ordinary taxable income, subject to tax withholding, equal to the amount of the cash or the fair market value of the shares of common stock received. We will be entitled to a deduction in the same amount and at the same time as the compensation income is received by the participant.

With respect to shares of common stock that are both nontransferable and subject to a substantial risk of forfeiture the participant will realize ordinary taxable income equal to the fair market value of the shares of common stock at the first time the shares of common stock are either transferable or not subject to a substantial risk of forfeiture. We will be entitled to a deduction in the same amount and at the same time as the ordinary taxable income is realized by the grantee.

At the discretion of the Administrator, the Stock Incentive Plan allows a participant to satisfy tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have Shares withheld, and/or delivering to us already-owned Shares.

We will be entitled to a tax deduction for performance-based compensation in connection with an award only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income, and if applicable withholding requirements are met. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to our chief executive officer and to each of our four other most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if it complies with certain conditions imposed by rules under Code Section 162(m) (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one year) and if the material terms of such compensation are disclosed to and approved by our stockholders. We have structured the Stock Incentive Plan with the intention that compensation resulting from awards under the Stock Incentive Plan can qualify as “performance-based compensation” and, if so qualified, would be deductible. Such continued treatment is subject to, among things, approval of the Stock Incentive Plan by our stockholders; accordingly we are seeking such approval.

The foregoing is only a summary of the effect of federal income taxation upon the grantee and us with respect to the grant and exercise of awards under the Stock Incentive Plan, does not purport to be complete, and does not discuss the tax consequences of the grantee’s death or the income tax laws of any municipality, state or foreign country in which a grantee may reside.

New Plan Benefits Under the Stock Incentive Plan

Because future awards under the Stock Incentive Plan will be granted in the discretion of the compensation committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to incentive awards and stock-based compensation under existing plans is presented in the “Summary Compensation Table” and these related tables: “2006 Grants of Plan-

Based Awards,” “Outstanding Equity Awards as of December 31, 2006,” and “2006 Option Exercises and Stock Vesting,” elsewhere in this proxy statement, and in our financial statements for the fiscal year ended December 31, 2006, in the 2006 Annual Report to Stockholders that accompanies this proxy statement.

If stockholders decline to approve the Stock Incentive Plan, no awards will be granted under the Stock Incentive Plan, but awards may continue to be granted under our other compensation plans.

Equity Compensation Plan Information

The following table presents information regarding options and rights outstanding under our compensation plans as of December 31, 2006:

	(a)	(b)	(c)
Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price per share of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,744,892	$1.31	499,553(2)
Equity compensation plans not approved by security holders (3)	357,556	$6.00	—
Total	2,102,448	$2.11	499,553

(1)	A narrative description of the material terms of our equity compensation plans is set forth in Note 8 to our consolidated financial statements for the year ended December 31, 2006.
(2)	As of December 31, 2006, includes 221,775 shares available for future issuance under our 2002 Flexible Stock Plan and 277,778 shares available for future issuance under our 2005 Flexible Stock Plan.
(3)
As of December 31, 2006, we have made grants outside of our equity plans and have outstanding options exercisable for 357,556 shares of our common stock. These options were granted to employees, officers, directors and consultants under individual employee benefit plans pursuant to stock option award agreements.

Vote Required

To approve this proposal, the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, must be received in favor of this proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR the approval and adoption of our Stock Incentive Plan.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR approval and adoption of the VeriChip Corporation 2007 Stock Incentive Plan.

OTHER MATTERS

Stockholder Proposals for 2008 Annual Meeting. Stockholder proposals intended to be included in our 2008 Proxy Statement must be submitted in writing to our Secretary no later than January 1, 2008, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934. Proposals by stockholders to be presented at our 2008 Annual Meeting (but not intended to be included in our 2008 Proxy Statement) must be submitted in writing to our Secretary no earlier than February 15, 2008, but no later than March 16, 2008, in accordance with our bylaws. Otherwise, the proxies named by our Board of Directors may exercise discretionary voting authority with respect to the stockholder proposal, without any discussion of the proposal in our proxy materials.

Multiple Stockholders Sharing the Same Address.  Regulations regarding the delivery of copies of proxy materials and annual reports to stockholders permit us, banks, brokerage firms and other nominees to send one annual report and proxy statement to multiple stockholders who share the same address under certain circumstances, unless contrary instructions are received from stockholders. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to request delivery of a single copy of annual reports or proxy statements or to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. In any event, if a stockholder wishes to receive a separate proxy statement for the 2007 Annual Meeting of Stockholders or a 2006 Annual Report, the stockholder may receive printed copies by contacting VeriChip Corporation, Vice President, Investor Relations & Corporate Communications at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445 by mail or by calling Allison Tomek at (561) 805-8008.

Any stockholders of record sharing an address who now receive multiple copies of our annual reports and proxy statements and who wish to receive only one copy of these materials per household in the future should also contact us by mail or telephone as instructed above. Any stockholders sharing an address whose shares of common stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports and proxy statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

Financial Statements. Our consolidated financial statements for the year ended December 31, 2006 are included in our 2006 Annual Report to Stockholders. Copies of the Annual Report are being sent to our stockholders concurrently with the mailing of this proxy statement. The Annual Report does not form any part of the material for the solicitation of proxies.

Other Matters. At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

The form of proxy and this proxy statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

SCOTT R. SILVERMAN

Chairman of the Board, Chief Executive Officer and Acting President

Delray Beach, Florida
April 30, 2007

VeriChip Corporation
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints                                         , and each of them, with full power of substitution, proxies of the undersigned, to attend and vote all the shares of common stock, $0.01 par value, of VeriChip Corporation, a Delaware corporation, or VeriChip, which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at the Renaissance Boca Raton, 2000 N.W. 19th Street, Boca Raton, Florida 33431, at 9:00 a.m., Eastern Daylight Savings Time, on Thursday, June 14, 2007, or any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to cast if personally present upon the matters referred to on this proxy and, in their discretion, upon any other business as may come before the meeting.

You can vote your proxy by either (i) internet; (ii) telephone; or (iii) mail. Internet and telephone voting is available through 11:59 p.m. (ET) on June 13, 2007. To vote by telephone, use any touch-tone telephone and dial 1-800-690-6903. Please have your proxy card and the last four digits of your social security number available when you call. Follow the instructions the recorded voice provides. In order to vote by internet, access the following website www.proxyvote.com. Please have your proxy card and last four digits of your social security number available. Follow the instructions provided to create an electronic ballot.

If you have voted by internet or telephone, there is no need to mail back your proxy card.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE
NOMINEES LISTED UNDER A — ELECTION OF DIRECTORS.

A.   Election of Directors

To elect as directors of VeriChip nominees #01, #02, #03, #04 and #05 to serve until the next annual meeting of stockholders, in each case, until their successors are duly elected and qualified.

	For	Withhold
Scott R. Silverman	☐	☐
Jeffrey S. Cobb	☐	☐
Paul C. Green	☐	☐
Daniel E. Penni	☐	☐
Constance K. Weaver	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE UNDER B — FOR THE RATIFICATION OF THE APPOINTMENT OF EISNER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2007

B.   Ratification of Eisner as our independent registered public accounting firm

For	Against	Abstain
☐	☐	☐

1

THE BOARD OF DIRECTORS RECOMMENDS A VOTE UNDER C — FOR THE APPROVAL
AND ADOPTION OF THE VERICHIP CORPORATION 2007 STOCK INCENTIVE PLAN.

C.   Approval and Adoption of the VeriChip Corporation 2007 Stock Incentive Plan

For	Against	Abstain
☐	☐	☐

D.   Other Matters

In their discretion the individuals designated to vote this proxy are authorized to vote upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

E.   Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposals as set forth herein. The undersigned acknowledges receipt of Notice of Annual Meeting of Stockholders, dated April 30, 2007, and the accompanying proxy statement.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

SIGNATURE(S)	DATE

2

APPENDIX A

VERICHIP CORPORATION
2007 STOCK INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, and to promote the long-term success of the Company’s business and to link participants’ directly to stockholder interests through increased stock ownership. Awards granted under the Plan may be Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Units, Performance Shares, Cash Awards and Other Stock Based Awards.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any Committee or Officer as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means a Parent, a Subsidiary, an entity that is not a Parent or Subsidiary but which has a direct or indirect ownership interest in the Company or in which the Company has a direct or indirect ownership interest, an entity that is a customer or supplier of the Company, an entity that renders services to the Company, or an entity that has an ownership or business affiliation with any entity previously described in this Section 2(b).

(c) “Applicable Law” means the legal requirements relating to the administration of the Plan under applicable federal, state, local and foreign corporate, tax and securities laws, and the rules and requirements of any stock exchange or quotation system on which the Common Stock is listed or quoted.

(d) “Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit or Performance Share, Cash Award or Other Stock Based Award granted under the Plan.

(e) “Award Agreement” means the agreement, notice and/or terms or conditions by which an Award is evidenced, documented in such form (including by electronic communication) as may be approved by the Administrator.

(f) “Board” means the Board of Directors of the Company.

(g) “Cash Award” means an award payable in the form of cash.

(h) “Change in Control” means the happening of any of the following:

(i)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than a Controlling Stockholder (as defined below), any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities entitled generally to vote in the election of the Board (other than the occurrence of any contingency);

(ii)   the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity, which is consummated, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

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(iii)   the effective date of a complete liquidation of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, which in both cases are approved by the stockholders of the Company as may be required by law.

For purposes hereof, the term "Controlling Stockholder" means (i) Applied Digital Solutions, Inc., (ii) any direct or indirect subsidiary of Applied Digital Solutions, Inc. whether or not existing on the date hereof and (iii) any direct or indirect subsidiary of Applied Digital Solutions, Inc. with which Applied Digital Solutions, Inc. merges or consolidates (irrespective of which entity is the surviving corporation) or to which Applied Digital Solutions, Inc. sells all or substantially all of its assets; provided that a Controlling Stockholder shall cease to be a Controlling Stockholder if any "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than another Controlling Stockholder) is or becomes (including, without limitation, as a result of a merger, consolidation, tender offer or otherwise) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of such Controlling Stockholder representing more than 50% of the combined voting power of such Controlling Stockholder's then outstanding securities entitled generally to vote in the election of the Board of Directors of the such Controlling Stockholder (other than upon the occurrence of any contingency).

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means a committee appointed by the Board in accordance with Section 4 of the Plan.

(k) “Compensation Committee” means the Compensation Committee of the Board.

(l) “Common Stock” means the common stock, $.01 par value, of the Company.

(m) “Company” means VeriChip Corporation.

(n) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate and who is compensated for such services, including without limitation non-Employee Directors. In addition, as used herein, "consulting relationship" shall be deemed to include service by a non-Employee Director as such.

(o) “Continuous Status as an Employee or Consultant” means that the employment or consulting relationship is not interrupted or terminated by the Company or Affiliate, as applicable. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved in writing by the Board, an Officer, or a person designated in writing by the Board or an Officer as authorized to approve a leave of absence, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute, or (ii) transfers between locations of the Company or between the Company, a Parent, a Subsidiary or successor of the Company; or (iii) a change in the status of the Grantee from Employee to Consultant or from Consultant to Employee.

(p) “Covered Stock” means the Common Stock subject to an Award.

(q) “Date of Grant” means the date on which the Administrator makes the determination granting the Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Grantee within a reasonable time after the Date of Grant.

(r) “Date of Termination” means the date on which a Grantee’s Continuous Status as an Employee or Consultant terminates.

(s) “Director” means a member of the Board or a member of the Board of Directors of a Parent or Subsidiary.

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(t) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(u) “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Fair Market Value” means the value of a share of Common Stock. If the Common Stock is actively traded on any national securities exchange, including, but not limited to, the NASDAQ Stock Market or the New York Stock Exchange, Fair Market Value shall mean the closing price at which sales of Common Stock shall have been sold on the date of determination, as reported by any such exchange selected by the Administrator on which the shares of Common Stock are then traded. If the shares of Common Stock are not actively traded on any such exchange, Fair Market Value shall mean the arithmetic mean of the bid and asked prices for the shares of Common Stock on the most recent trading date within a reasonable period prior to the determination date as reported by such exchange. If there are no bid and asked prices within a reasonable period or if the shares of Common Stock are not traded on any exchange as of the determination date, Fair Market Value shall mean the fair market value of a share of Common Stock as determined by the Administrator taking into account such facts and circumstances deemed to be material by the Administrator to the value of the Common Stock in the hands of the Grantee; provided that, for purposes of granting awards other than Incentive Stock Options, Fair Market Value of a share of Common Stock may be determined by the Administrator by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Common Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value and provided further that, for purposes of granting Incentive Stock Options, Fair Market Value of a share of Common Stock shall be determined in accordance with the valuation principles described in the regulations promulgated under Code Section 422.

(x) “Grantee” means an individual who has been granted an Award.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(z) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means a stock option granted under the Plan.

(cc) “Other Stock Based Award” means an award that is valued in whole or in part by reference to, or is otherwise based on, Common Stock.

(dd) “Parent” means a corporation, whether now or hereafter existing, in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company holds at least 50 percent of the voting shares of one of the other corporations in such chain.

(ee) “Performance Based Compensation” means compensation which meets the requirements of Section 162(m)(4)(C) of the Code.

(ff) “Performance Based Restricted Stock” means an Award of Restricted Stock which meets the requirements of Section 162(m)(4)(C) of the Code, as described in Section 8(b) of the Plan.

(gg) “Performance Period” means the time period during which the performance goals established by the Administrator with respect to a Performance Unit or Performance Share, pursuant to Section 9 of the Plan, must be met.

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(hh) “Performance Share” has the meaning set forth in Section 9 of the Plan.

(ii) “Performance Unit” has the meaning set forth in Section 9 of the Plan.

(jj) “Plan” means this VeriChip Corporation 2007 Stock Incentive Plan.

(kk) “Restricted Stock Award” means Shares that are awarded to a Grantee pursuant to Section 8 of the Plan.

(ll) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(mm) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(nn) “Stock Appreciation Right” or “SAR” means the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment, as set forth in Section 7 of the Plan.

(oo) “Subsidiary” means a corporation, domestic or foreign, of which not less than 50 percent of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan and except as otherwise provided in this Section 3, the maximum aggregate number of Shares that may be subject to Awards under the Plan since the Plan became effective is 1,000,000 Shares, of which 1,000,000 can be issued as Incentive Stock Options. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full the remaining Shares that were subject to the Award shall become available for future Awards under the Plan (unless the Plan has terminated). With respect to Options and Stock Appreciation Rights, if the payment upon exercise of an Option or SAR is in the form of Shares, the Shares subject to the Option or SAR shall be counted against the available Shares as one Share for every Share subject to the Option or SAR, regardless of the number of Shares used to settle the SAR upon exercise.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to different groups of Employees and Consultants, provided however, that the administrative authority set forth in items (vii), (viii), (ix), (xii), (xiii), (xiv), (xv), and (xvi) of Section 4(b) below shall be exercised only by the Compensation Committee. Except as provided below, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board and constituted to satisfy Applicable Law.

(ii) Rule 16b-3. To the extent the Board or the Compensation Committee considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Section 162(m) of the Code. To the extent the Board or the Compensation Committee considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Section 162(m) of the Code.

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(iv) Authorization of Officers to Grant Options. In accordance with Applicable Law, the Board may, by a resolution adopted by the Board, authorize one or more Officers to designate Officers and Employees (excluding the Officer so authorized) to be Grantees of Options and determine the number of Options to be granted to such Officers and Employees; provided, however, that the resolution adopted by the Board so authorizing such Officer or Officers shall specify the total number and the terms (including the exercise price, which may include a formula by which such price may be determined) of Options such Officer or Officers may so grant.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee or an Officer, subject to the specific duties delegated by the Board to such Committee or Officer, the Administrator shall have the authority, in its sole and absolute discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(w) of the Plan;

(ii) to select the Grantees to whom Awards will be granted under the Plan;

(iii) to determine whether, when, to what extent and in what types and amounts Awards are granted under the Plan;

(iv) to determine the number of shares of Common Stock to be covered by each Award granted under the Plan;

(v) to determine the forms of Award Agreements, which need not be the same for each grant or for each Grantee, and which may be delivered electronically, for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under the Plan. Such terms and conditions, which need not be the same for each grant or for each Grantee, include, but are not limited to, the exercise price, the time or times when Options and SARs may be exercised (which may be based on performance criteria), the extent to which vesting is suspended during a leave of absence, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine;

(vii) to construe and interpret the terms of the Plan and Awards;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limiting the generality of the foregoing, rules and regulations relating to the operation and administration of the Plan to accommodate the specific requirements of local and foreign laws and procedures;

(ix) to modify or amend each Award (subject to Section 15 of the Plan). However, the Administrator may not modify or amend any outstanding Option or SAR to reduce the exercise price of such Option or SAR, as applicable, below the exercise price as of the Date of Grant of such Option or SAR. In addition, no Option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or SAR or other Award having a lower exercise price;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to determine the terms and restrictions applicable to Awards;

(xii) to make such adjustments or modifications to Awards granted to Grantees who are Employees of foreign Subsidiaries as are advisable to fulfill the purposes of the Plan or to comply with Applicable Law;

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(xiii) to delegate its duties and responsibilities under the Plan with respect to sub-plans applicable to foreign Subsidiaries, except its duties and responsibilities with respect to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act;

(xiv) to provide any notice or other communication required or permitted by the Plan in either written or electronic form; and

(xv) to correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Award Agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective; and

(xvi) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator's Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Grantees and any other holders of Awards.

5. Eligibility and General Conditions of Awards.

(a) Eligibility. Awards other than Incentive Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Award may be granted additional Awards.

(b) Maximum Term. Subject to the following provision, the term during which an Award may be outstanding shall not extend more than ten years after the Date of Grant, and shall be subject to earlier termination as specified elsewhere in the Plan or Award Agreement.

(c) Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award, which need not be the same for each grant or for each Grantee, shall be set forth in an Award Agreement. The Administrator, in its sole and absolute discretion, may require as a condition to any Award Agreement's effectiveness that the Award Agreement be executed by the Grantee, including by electronic signature or other electronic indication of acceptance, and that the Grantee agree to such further terms and conditions as specified in the Award Agreement. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan, and the Agreement shall be subject to all of the terms of the Plan.

(d) Termination of Employment or Consulting Relationship. In the event that a Grantee’s Continuous Status as an Employee or Consultant terminates (other than upon the Grantee’s Retirement (defined below), death, Disability, or Termination by Employer Not for Cause (defined below)), then, unless otherwise provided by the Award Agreement, and subject to Section 13 of the Plan:

(i) the Grantee may exercise his or her unexercised Option or SAR, but only within such period of time as is determined by the Administrator, and only to the extent that the Grantee was entitled to exercise it at the Date of Termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement). In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed three months from the Date of Termination) when the Option is granted. If, at the Date of Termination, the Grantee is not entitled to exercise his or her entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall revert to the Plan. If, after the Date of Termination, the Grantee does not exercise his or her Option or SAR within the time specified by the Administrator, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan;

(ii) the Grantee’s Restricted Stock Awards, to the extent forfeitable immediately before the Date of Termination, shall thereupon automatically be forfeited;

(iii) the Grantee’s Restricted Stock Awards that were not forfeitable immediately before the Date of Termination shall promptly be settled by delivery to the Grantee of a number of unrestricted Shares equal to the aggregate number of the Grantee’s vested Restricted Stock Awards; and

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(iv) any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the Date of Termination shall terminate immediately upon the Date of Termination.

(e) Disability of Grantee. In the event that a Grantee’s Continuous Status as an Employee or Consultant terminates as a result of the Grantee’s Disability, then, unless otherwise provided by the Award Agreement, such termination shall have no effect on the Grantee's outstanding Awards. The Grantee's Awards shall continue to vest and remain outstanding and exercisable until they expire by their terms. In the case of an Incentive Stock Option, any option not exercised within 12 months of the date of termination of the Grantee’s Continuous Status as an Employee or Consultant due to Disability will be treated as a Nonqualified Stock Option.

(f) Death of Grantee. In the event of the death of a Grantee, then, unless otherwise provided by the Award Agreement, such termination shall have no effect on Grantee's outstanding Awards. The Grantee's Awards shall continue to vest and remain outstanding and exercisable until they expire by their terms. In the case of an Incentive Stock Option, any option not exercised within 12 months of the date of termination of Grantee’s Continuous Status as an Employee or Consultant due to death will be treated as a Nonqualified Stock Option.

(g) Retirement of Grantee. Except as otherwise provided in Section 5(g)(i) below, in the event that a Grantee’s Continuous Status as an Employee or Consultant terminates after the Grantee’s attainment of age 65 (hereinafter, "Retirement"), then, unless otherwise provided by the Award Agreement, such termination shall have no effect on Grantee's outstanding Awards. The Grantee's Awards shall continue to vest and remain outstanding and exercisable until they expire by their terms. In the case of an Incentive Stock Option, any option not exercised within 3 months of the termination of Grantee’s Continuous Status as an Employee or Consultant due to Retirement will be treated as a Nonqualified Stock Option.

(h) Termination by Employer Not for Cause. In the event that a Grantee’s Continuous Status as an Employee or Consultant is terminated by the Employer without Cause (hereinafter, "Termination by Employer Not for Cause"), then, unless otherwise provided by the Award Agreement, such termination shall have no effect on Grantee's outstanding Awards. Grantee's Awards shall continue to vest and remain outstanding and exercisable until they expire by their terms. In the case of an Incentive Stock Option, any option not exercised within 3 months of the date of will be treated as a Nonqualified Stock Option. In the case of a Grantee who is a Director, the Grantee's service as a Director shall be deemed to have been terminated without Cause if the Participant ceases to serve in such a position solely due to the failure to be reelected or reappointed, as the case may be, and such failure is not a result of an act or omission which would constitute Cause.

(i)Termination for Cause. Notwithstanding anything herein to the contrary, if a Grantee is an Employee of the Company and is “Terminated for Cause”, as defined herein below, or violates any of the terms of their employment after they have become vested in any of their rights herein, the Grantee’s full interest in such rights shall terminate on the date of such termination of employment and all rights thereunder shall cease. Whether a Participant’s employment is Terminated for Cause shall be determined by the Board. Cause shall mean gross negligence, willful misconduct, flagrant or repeated violations of the Company’s policies, rules or ethics, a material breach by the Grantee of any employment agreement between the Grantee and the Company, intoxication, substance abuse, sexual or other unlawful harassment, disclosure of confidential or proprietary information, engaging in a business competitive with the Company, or dishonest, illegal or immoral conduct.

(j) Nontransferability of Awards.

(i) Except as provided in Section 5(j)(iii) below, each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under Applicable Law, by the Grantee’s guardian or legal representative.

(ii) Except as provided in Section 5(j)(iii) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated,

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pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Stock Awards, to the Company) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(iii) To the extent and in the manner permitted by Applicable Law, and to the extent and in the manner permitted by the Administrator, and subject to such terms and conditions as may be prescribed by the Administrator, a Grantee may transfer an Award to:

(A) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Grantee (including adoptive relationships);

(B) any person sharing the employee’s household (other than a tenant or employee);

(C) a trust in which persons described in (A) and (B) have more than 50 percent of the beneficial interest;

(D) a foundation in which persons described in (A) or (B) or the Grantee control the management of assets; or

(E) any other entity in which the persons described in (A) or (B) or the Grantee own more than 50 percent of the voting interests;

provided such transfer is not for value. The following shall not be considered transfers for value: a transfer under a domestic relations order in settlement of marital property rights, and a transfer to an entity in which more than 50 percent of the voting interests are owned by persons described in (A) above or the Grantee, in exchange for an interest in such entity.

6. Stock Options.

(a) Limitations.

(i) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. Any Option designated as an Incentive Stock Option:

(A) shall not have an aggregate Fair Market Value (determined for each Incentive Stock Option at the Date of Grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under the Plan and any other employee stock option plan of the Company or any Parent or Subsidiary (“Other Plans”)), determined in accordance with the provisions of Section 422 of the Code, that exceeds $100,000 (the “$100,000 Limit”);

(B) shall, if the aggregate Fair Market Value of Shares (determined on the Date of Grant) with respect to the portion of such grant that is exercisable for the first time during any calendar year (“Current Grant”) and all Incentive Stock Options previously granted under the Plan and any Other Plans that are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be exercisable as follows:

(1) The portion of the Current Grant that would, when added to any Prior Grants, be exercisable with respect to Shares that would have an aggregate Fair Market Value (determined as of the respective Date of Grant for such Options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first

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time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

(2) If, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Section 6(a)(i)(B) during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a separate Option at such date or dates as are provided in the Current Grant.

(ii) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 300,000 Shares. The limitation described in this Section 6(a)(ii) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13 of the Plan. If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13 of the Plan), the canceled Option will be counted against the limitation described in this Section 6(a)(ii).

(b) Term of Option. The term of each Option shall be stated in the Award Agreement; provided, however, that the term shall be 10 years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10 percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and, except as otherwise provided in this Section 6(c)(i), shall be no less than 100 percent of the Fair Market Value per Share on the Date of Grant.

(A) In the case of an Incentive Stock Option granted to an Employee who on the Date of Grant owns stock representing more than 10 percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110 percent of the Fair Market Value per Share on the Date of Grant.

(B) Any Option that is (1) granted to a Grantee in connection with the acquisition (“Acquisition”), however effected, by the Company of another corporation or entity (“Acquired Entity”) or the assets thereof, (2) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Grantee immediately prior to such Acquisition, and (3) intended to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Option, may be granted with such exercise price as the Administrator determines to be necessary to achieve such preservation of economic value.

(d) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. An Option shall be exercisable only to the extent that it is vested according to the terms of the Award Agreement.

(e) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. The acceptable form of consideration may consist of any combination of the following: cash; pursuant to procedures approved by the Administrator, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver

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promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Grantee by reason of such exercise (a "cashless exercise") or; subject to the approval of the Administrator:

(i) by the surrender of all or part of an Award (including the Award being exercised);

(ii) by the tender to the Company of Shares owned by the Grantee and registered in his name having a Fair Market Value equal to the amount due to the Company;

(iii) in other property, rights and credits deemed acceptable by the Administrator, including the Participant’s promissory note; or

(iv) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law and deemed acceptable by the Administrator.

(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Shareholder.

(A) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.

(B) An Option may not be exercised for a fraction of a Share.

(C) An Option shall be deemed exercised when the Company receives:

(1) written or electronic notice of exercise (in accordance with the Award Agreement and any action taken by the Administrator pursuant to Section 4(b) of the Plan or otherwise) from the person entitled to exercise the Option, and

(2) full payment for the Shares with respect to which the Option is exercised.

(D) Shares issued upon exercise of an Option shall be issued in the name of the Grantee or, if requested by the Grantee, in the name of the Grantee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

(E) Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

7. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, the Administrator may grant SARs in tandem with an Option or alone and unrelated to an Option. Tandem SARs shall expire no later than the expiration of the underlying Option. In no event shall the term of a SAR exceed ten years from the Date of Grant.

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(b) Exercise of SARs. SARs shall be exercised by the delivery of a written or electronic notice of exercise (in accordance with the Award Agreement and any action taken by the Administrator pursuant to Section 4(b) of the Plan or otherwise), setting forth the number of Shares over which the SAR is to be exercised. Tandem SARs may be exercised:

(i) with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option;

(ii) only with respect to the Shares for which its related Option is then exercisable; and

(iii) only when the Fair Market Value of the Shares subject to the Option exceeds the exercise price of the Option.

The value of the payment with respect to the tandem SAR may be no more than 100 percent of the difference between the exercise price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the tandem SAR is exercised.

(c) Payment of SAR Benefit. Upon exercise of a SAR, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the excess of the Fair Market Value of a Share on the date of exercise over the SAR exercise price; by

(ii) the number of Shares with respect to which the SAR is exercised;

provided, that the Administrator may provide in the Award Agreement that the benefit payable on exercise of a SAR shall not exceed such percentage of the Fair Market Value of a Share on the Date of Grant, or any other limitation, as the Administrator shall specify. The payment upon exercise of a SAR shall be in Shares that have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment.

(d) No Employee shall be granted, in any fiscal year, SARs with respect to more than 300,000 Shares. The limitation described in this Section 7(d) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13 of the Plan. If a SAR is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13 of the Plan), the canceled SAR will be counted against the limitation described in this Section 7(d).

8. Restricted Stock Awards. Subject to the terms of the Plan, the Administrator may grant Restricted Stock Awards to any Eligible Recipient, in such amount and upon such terms and conditions as shall be determined by the Administrator.

(a) Administrator Action. The Administrator acting in its sole and absolute discretion shall have the right to grant Restricted Stock to Eligible Recipients under the Plan from time to time. Each Restricted Stock Award shall be evidenced by a Restricted Stock Agreement, and each Restricted Stock Agreement shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Grantee’s interest in the related Stock will be forfeited. The Administrator may make grants of Performance-Based Restricted Stock and grants of Restricted Stock that are not Performance-Based Restricted Stock; provided, however, that only the Compensation Committee may serve as the Administrator with respect to grants of Performance-Based Restricted Stock.

(b) Performance-Based Restricted Stock.

(i) Effective Date. A grant of Performance-Based Restricted Stock shall be effective as of the date the Compensation Committee certifies that the applicable conditions described in Section 8(b)(iii) of the Plan have been timely satisfied.

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(ii) Share Limitation. No more than 300,000 shares of Performance-Based Restricted Stock may be granted to an Eligible Recipient in any calendar year.

(iii) Grant Conditions. The Compensation Committee, acting in its sole and absolute discretion, may select from time to time Eligible Recipients to receive grants of Performance-Based Restricted Stock in such amounts as the Compensation Committee may, in its sole and absolute discretion, determine, subject to any limitations provided in the Plan. The Compensation Committee shall make each grant subject to the attainment of certain performance targets. The Compensation Committee shall determine the performance targets which will be applied with respect to each grant of Performance-Based Restricted Stock at the time of grant, but in no event later than 90 days after the commencement of the period of service to which the performance targets relate. The performance criteria applicable to Performance-Based Restricted Stock grants will be one or more of the following criteria: (1) stock price; (2) average annual growth in earnings per share; (3) increase in shareholder value; (4) earnings per share; (5) net income; (6) return on assets; (7) return on shareholders’ equity; (8) increase in cash flow; (9) operating profit or operating margins; (10) revenue growth of the Company; and (11) operating expenses. Each performance target applicable to a Cash Award intended to be Performance Based Compensation and the deadline for satisfying each such target shall be stated in the Agreement between the Company and the Employee. The Compensation Committee must certify in writing that each such target has been satisfied before the Performance Based Compensation award is paid.

The related Restricted Stock Agreement shall set forth the applicable performance criteria and the deadline for satisfying the performance criteria.

(iv) Forfeiture Conditions. The Compensation Committee may make each Performance-Based Restricted Stock grant (if, when and to the extent that the grant becomes effective) subject to one, or more than one, objective employment, performance or other forfeiture condition which the Compensation Committee acting in its sole and absolute discretion deems appropriate under the circumstances for Eligible Recipients generally or for a Grantee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. A Grantee’s nonforfeitable interest in the Shares related to a Performance-Based Restricted Stock grant shall depend on the extent to which each such condition is timely satisfied. A Stock certificate shall be issued (subject to the conditions, if any, described in this Section 8(b)) to, or for the benefit of, the Grantee with respect to the number of shares for which a grant has become effective as soon as practicable after the date the grant becomes effective.

(c) Restricted Stock Other Than Performance-Based Restricted Stock.

(i) Effective Date. A Restricted Stock grant which is not a grant of Performance-Based Restricted Stock shall be effective (a) as of the date set by the Administrator when the grant is made or, if the grant is made subject to one, or more than one, condition, (b) as of the date the Administrator determines that such conditions have been timely satisfied.

(ii) Grant Conditions. The Administrator acting in its sole and absolute discretion may make the grant of Restricted Stock which is not Performance-Based Restricted Stock to a Grantee subject to the satisfaction of one, or more than one, objective employment, performance or other grant condition which the Administrator deems appropriate under the circumstances for Eligible Recipients generally or for a Grantee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such grant condition.

(iii) Forfeiture Conditions. The Administrator may make each grant of Restricted Stock which is not a grant of Performance-Based Restricted Stock (if, when and to the extent that the grant becomes effective) subject to one, or more than one, objective employment, performance or other forfeiture condition which the Administrator acting in its sole and absolute discretion deems appropriate under the circumstances for Eligible Recipients generally or for a Grantee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. A Grantee’s nonforfeitable interest in the Shares related to a grant of Restricted Stock which

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is not a grant of Performance-Based Restricted Stock shall depend on the extent to which each such condition is timely satisfied. A Stock certificate shall be issued (subject to the conditions, if any, described in this Section 8(c)) to, or for the benefit of, the Grantee with respect to the number of shares for which a grant has become effective as soon as practicable after the date the grant becomes effective.

(d) Dividends and Voting Rights. Each Restricted Stock Agreement shall state whether the Grantee shall have a right to receive any cash dividends which are paid with respect to his or her Restricted Stock after the date his or her Restricted Stock grant has become effective and before the first day that the Grantee’s interest in such stock is forfeited completely or becomes completely nonforfeitable. If a Restricted Stock Agreement provides that a Grantee has no right to receive a cash dividend when paid, such agreement shall set forth the conditions, if any, under which the Grantee will be eligible to receive one, or more than one, payment in the future to compensate the Grantee for the fact that he or she had no right to receive any cash dividends on his or her Restricted Stock when such dividends were paid. If a Restricted Stock Agreement calls for any such payments to be made, the Company shall make such payments from the Company’s general assets, and the Grantee shall be no more than a general and unsecured creditor of the Company with respect to such payments. If a stock dividend is declared on such a Share after the grant is effective but before the Grantee’s interest in such Stock has been forfeited or has become nonforfeitable, such stock dividend shall be treated as part of the grant of the related Restricted Stock, and a Grantee’s interest in such stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Share with respect to which the stock dividend was paid is forfeited or becomes nonforfeitable. If a dividend is paid other than in cash or stock, the disposition of such dividend shall be made in accordance with such rules as the Administrator shall adopt with respect to each such dividend. A Grantee shall have the right to vote the Shares related to his or her Restricted Stock grant after the grant is effective with respect to such Shares but before his or her interest in such Shares has been forfeited or has become nonforfeitable.

(e) Satisfaction of Forfeiture Conditions. A Share shall cease to be Restricted Stock at such time as a Grantee’s interest in such Share becomes nonforfeitable under the Plan, and the certificate representing such share shall be reissued as soon as practicable thereafter without any further restrictions related to Section 8(b) or Section 8(c) and shall be transferred to the Grantee.

9. Performance Units and Performance Shares.

(a) Grant of Performance Units and Performance Shares. Subject to the terms of the Plan, the Administrator may grant Performance Units or Performance Shares to any Eligible Recipient in such amounts and upon such terms as the Administrator shall determine.

(b) Value/Performance Goals. Each Performance Unit shall have an initial value that is established by the Administrator on the Date of Grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. The Administrator shall set performance goals that, depending upon the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee.

(c) Payment of Performance Units and Performance Shares.

(i) Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payment based on the number and value of Performance Units or Performance Shares earned by the Grantee over the Performance Period, to the extent the corresponding performance goals have been achieved.

(ii) If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Administrator determines appropriate, the Administrator may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

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(d) Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units or Performance Shares shall be made in a lump sum following the close of the applicable Performance Period. The Administrator may pay earned Performance Units or Performance Shares in cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Administrator. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

10. Cash Awards. The Administrator may grant Cash Awards at such times and in such amounts as it deems appropriate.

(a) Annual Limits. Notwithstanding the foregoing, the amount of any Cash Award in any Fiscal Year to any Grantee shall not exceed the greater of $100,000 or 100% of his cash compensation (excluding any Cash Award under the Plan) for such Fiscal Year.

(b) Restrictions. Cash Awards may be subject or not subject to conditions (such as an investment requirement), restricted or nonrestricted, vested or subject to forfeiture and may be payable currently or in the future or both. The Administrator may make grants of Cash Awards that are intended to be Performance Based Compensation and grants of Cash Awards that are not intended to be Performance Based Compensation; provided, however, that only the Compensation Committee may serve as the Administrator with respect to grants of Cash Awards that are intended to be Performance-Based Compensation

The Compensation Committee shall determine the performance targets which will be applied with respect to each grant of Cash Awards that are intended to be Performance Based Compensation at the time of grant, but in no event later than 90 days after the beginning of the period of service to which the performance targets relate. The performance criteria applicable to Performance Based Compensation awards will be one or more of the following: (1) stock price; (2) average annual growth in earnings per share; (3) increase in shareholder value; (4) earnings per share; (5) net income; (6) return on assets; (7) return on shareholders’ equity; (8) increase in cash flow; (9) operating profit or operating margins; (10) revenue growth of the Company; and (11) operating expenses. Each performance target applicable to a Cash Award intended to be Performance Based Compensation and the deadline for satisfying each such target shall be stated in the Agreement between the Company and the Employee. The Compensation Committee must certify in writing that each such target has been satisfied before the Performance Based Compensation award is paid.

11. Other Stock Based Awards. The Administrator shall have the right to grant Other Stock Based Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on the performance of the Common Stock, and the grant of securities convertible into Shares.

12. Tax Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state, local or foreign government. Whenever the Company proposes or is required to issue or transfer Shares under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state, local and foreign withholding tax requirements prior to the delivery of any certificate or certificates for such shares. A Grantee may pay the withholding tax in cash, or, if the applicable Award Agreement provides, a Grantee may elect to have the number of Shares he is to receive reduced by the smallest number of whole Shares that, when multiplied by the Fair Market Value of the Shares determined as of the Tax Date (defined below), is sufficient to satisfy federal, state, local and foreign, if any, withholding taxes arising from exercise or payment of a grant under the Plan (a “Withholding Election”). A Grantee may make a Withholding Election only if the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Administrator. The Administrator may in its sole and absolute discretion disapprove and give no effect to the Withholding Election.

13. Adjustments Upon Changes in Capitalization or Change in Control.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Covered Shares, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the

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Plan upon cancellation or expiration of an Award, as well as the price per share of Covered Stock, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Covered Stock.

(b) Change in Control. In the event of a Change in Control, then the following provisions shall apply:

(i) all outstanding Options shall become fully exercisable, except to the extent that the right to exercise the Option is subject to restrictions established in connection with a SAR that is issued in tandem with the Option;

(ii) all outstanding SARs shall become immediately payable, except to the extent that the right to exercise the SAR is subject to restrictions established in connection with an Option that is issued in tandem with the SAR;

(iii) all Shares of Restricted Stock shall become fully vested;

(iv) all Performance Shares and Performance Units shall be deemed to be fully earned and shall be paid out in such manner as determined by the Compensation Committee; and

(v) all Cash Awards, Other Stock Based Awards and other Awards shall become fully vested and/or earned and paid out in such manner as determined by the Compensation Committee.

In addition to the provisions of Section 13(b) above and to the extent not inconsistent therewith the Compensation Committee, in its sole discretion, may: (1) provide for the purchase of any Award for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such Award had such Award been currently exercisable or payable; (2) make such adjustment to the Awards then outstanding as the Compensation Committee deems appropriate to reflect such transaction or change; and/or (3) cause the Awards then outstanding to be assumed, or new Awards substituted therefore, by the surviving corporation in such change.

14. Term of Plan. The Plan shall become effective upon its approval by the shareholders of the Company. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law. The Plan shall continue in effect until the tenth anniversary of adoption of the Plan by the Board, unless terminated earlier under Section 15 of the Plan.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 or Section 162(m) of the Code (or any successor rule or statute) or other Applicable Law. Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Law.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

16. Conditions Upon Issuance of Shares.

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(a) Legal Compliance. Shares shall not be issued pursuant to an Award unless the exercise, if applicable, of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and any insider trading policy adopted by the Company, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. Liability of Company.

(a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b) Grants Exceeding Allotted Shares. If the Covered Stock covered by an Award exceeds, as of the date of grant, the number of Shares that may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Covered Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15 of the Plan.

18. Reservation of Shares. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Rights of Employees. Neither the Plan nor any Award shall confer upon a Grantee any right with respect to continuing the Grantee’s employment relationship with the Company, nor shall they interfere in any way with the Grantee’s right or the Company’s right to terminate such employment relationship at any time, with or without cause.

20. Sub-plans for Foreign Subsidiaries. The Board may adopt sub-plans applicable to particular foreign Subsidiaries. All Awards granted under such sub-plans shall be treated as grants under the Plan. The rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 3, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.

21. Construction. The Plan shall be construed under the laws of the State of Delaware, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

22. Certain Limitations on Awards to Ensure Compliance with Code Section 409A. For purposes of this Plan, references to an award term or event (including any authority or right of the Company or a Grantee) being "permitted" under Code Section 409A mean, for a 409A Award (meaning an Award that constitutes a deferral of compensation under Code Section 409A and regulations thereunder), that the term or event will not cause the Grantee to be liable for payment of interest or a tax penalty under Code Section 409A and, for a Non-409A Award (meaning all Awards other than 409A Awards), that the term or event will not cause the Award to be treated as subject to Code Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Grantee with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A, and any

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distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) to a "key employee" as defined under Code Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i).

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